SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑           Definitive Proxy Statement

☐           Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Capitol Bancorp Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:
(2)           Form, Schedule or Registration Statement No.:
(3)           Filing Party:
(4)           Date Filed:

March 13, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Capitol Bancorp Limited ("Capitol") to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Wednesday, April 23, 2008, at 4:00 p.m., Eastern Standard Time.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  Shareholders will be asked to elect six (6) Class I directors, to ratify the appointment of BDO Seidman, LLP as independent auditors and to consider any other business that may properly come before the Annual Meeting.

During the Annual Meeting, management will also report on the operations of Capitol.  Directors and officers of Capitol will be present to respond to questions that you may have.

Your vote is important regardless of the number of shares you own or whether you attend the Annual Meeting or not.  Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.  If you attend the Annual Meeting, you may withdraw your proxy and vote in person, even if you have previously voted.

Sincerely, JOSEPH D. REID Chairman and Chief Executive Officer

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CAPITOL BANCORP LIMITED

Capitol Bancorp Center 200 Washington Square North Lansing, Michigan 48933	2777 E. Camelback Road, Suite 375 Phoenix, Arizona 85016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, April 23, 2008

The 2008 Annual Meeting of Shareholders of Capitol Bancorp Limited (“Capitol”) will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan on Wednesday, April 23, 2008 at 4:00 p.m., Eastern Standard Time.

The Annual Meeting is for the purpose of considering and acting upon the following proposals:

1.	To elect a total of six (6) Class I directors to hold office for three years until their successors are elected and qualified or upon their earlier resignation or removal.
2.	To ratify the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2008.
3.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Capitol's Board of Directors is not aware of any other business to come before the Annual Meeting.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified, or on any dates to which, by original or later adjournment, the Annual Meeting may be adjourned.  Shareholders of record at the close of business on February 25, 2008 are entitled to vote at the Annual Meeting and any adjournments thereof.

We are pleased to be able to take advantage of new Securities and Exchange Commission rules that allow public companies, like Capitol, to furnish proxy materials to their shareholders via the Internet.  These new rules allow Capitol to provide its shareholders with the information they need, while reducing the environmental impact of our Annual Meeting.

Your vote is important.  Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented.  We urge you to vote your shares via the toll-free telephone number or over the Internet as described in the enclosed materials.  If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.  Your vote can be changed if you attend the Annual Meeting, withdraw your proxy and vote in person.  Please vote as soon as possible.

Lansing, Michigan
March 13, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 23, 2008:

The Proxy Statement, the 2007 Annual Report to Shareholders and the Form 10-K of Capitol Bancorp Ltd. for 2007 are available at http://www.capitolbancorp.com/AR2007, which does not have “cookies” that identify visitors to the site.

The Notice of Internet Availability was first mailed to shareholders on or about March 13, 2008.  The cost of solicitation of proxies will be borne by Capitol.  The prompt voting by shareholders will save the expense of further requests for proxies in order to obtain a quorum.

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

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Capitol Bancorp Center 200 Washington Square North Lansing, Michigan 48933	2777 E. Camelback Road, Suite 375 Phoenix, Arizona 85016

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

Wednesday, April 23, 2008 at 4:00 p.m., Eastern Standard Time.

Where will the Annual Meeting be held?

At the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan.

Why am I receiving these materials?

As permitted by rules recently adopted by the Securities and Exchange Commission (“SEC”), Capitol is making this Proxy Statement, the proxy card and the annual report to shareholders (the “proxy materials”) available to you electronically via the Internet.  On March 13, 2008, Capitol mailed to its shareholders a notice (the “Notice”) containing instructions on how to access and review the proxy materials and how to vote online.  If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it.  If you would like a printed copy of the proxy materials, follow the instructions for requesting them that are included in the Notice.  Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These materials include:

•	Capitol’s Proxy Statement for the Annual Meeting; and

•	Capitol’s 2007 Annual Report to Shareholders, which includes its audited consolidated financial statements as of December 31, 2007 and 2006 and for the years 2007, 2006 and 2005.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

What items will be voted upon at the Annual Meeting?

Shareholders will be voting on the following matters:

1.	The election of six (6) Class I directors to hold office for three years and until their successors are elected and qualified or upon their earlier resignation or removal.
2.	The ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2008.
3.	Other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability?

No.  The Notice of Internet Availability will have instructions on how to request a paper copy of the proxy card and related proxy materials by phone, e-mail or on the Internet.  If you request a paper copy, you will be sent the materials by first class mail within three business days of your request.

How can I get electronic access to the proxy materials?

The Notice provides instructions regarding how to:

•	View the proxy materials for the Annual Meeting on the Internet at http://www.capitolbancorp.com/AR2007; and
•	Instruct Capitol to send its future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will provide you the convenience of accessing materials from wherever you have an Internet connection, save Capitol the cost of printing and mailing documents to you and will reduce the adverse impact those printed materials may have on the environment in terms of waste.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

You are entitled to vote your common stock if Capitol's records show that you held shares of Capitol's common stock as of the close of business on February 25, 2008, the record date.

Each shareholder is entitled to one vote for each share of common stock held on February 25, 2008.  On February 25, 2008, there were 17,319,178 shares of common stock issued and outstanding.  Common stock is Capitol's only class of voting securities.

How do I vote?

You can vote on matters that are properly presented at the Annual Meeting in four ways:

•	Vote by Internet at http://www.proxyvote.com, by following the instructions provided; or
•	Vote by phone by calling toll-free 1-800-690-6903 and following the instructions; or
•	Vote by requesting and returning a proxy card by mail; or
•	You may attend the Annual Meeting and cast your vote in person.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card.

Unless you instruct otherwise, your proxies will vote your shares FOR the election of each of the six (6) Class I director nominees nominated by Capitol's Board of Directors, FOR the ratification of the appointment of BDO Seidman, LLP as independent auditors, and in their discretion on any other proposal considered at the Annual Meeting.

How do I vote if my shares are held in "street name"?

If your shares are held in an account at a brokerage firm, a bank, or other nominee, then that party is considered the shareholder of record for voting purposes and should give you instructions for voting your shares.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised.  Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies may be revoked by written notice to the Secretary or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.  A proxy will not be voted if a particular shareholder attends the Annual Meeting and revokes his/her proxy by notifying the Secretary at the Annual Meeting.  Any shareholder who attends the Annual Meeting and revokes his/her proxy may vote in person.  However, your attendance at the Annual Meeting alone will not revoke your proxy.  If you instructed a broker, bank or other nominee to vote your shares and you would like to revoke or change your vote, then you must follow their instructions.  Proxies solicited by Capitol's Board of Directors will be voted according to the directions given therein.  Where no instructions are indicated, proxies will be voted FOR the six (6) nominees for Class I directors, FOR the ratification of the appointment of BDO Seidman, LLP as independent auditors, and in their discretion on every other proposal considered at the Annual Meeting.

If I vote in advance can I still attend the Annual Meeting?

Yes.  You are encouraged to vote promptly by Internet, telephone or request a proxy card by mail so that your shares will be represented at the Annual Meeting.  However, voting your shares does not affect your right to attend the Annual Meeting and vote your shares in person.

What constitutes a quorum and how many votes are required for the proposals?

Capitol will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Annual Meeting, either in person or by proxy.  There were 17,319,178 shares of Capitol’s common stock issued and outstanding on February 25, 2008, the record date.  A majority of the issued and outstanding shares, or 8,659,590 shares, present or represented by proxy, constitutes a quorum.  A quorum must exist to conduct business at the Annual Meeting.

Routine and Non-Routine Proposals.  New York Stock Exchange (NYSE) rules determine whether proposals presented at shareholder meetings are routine or not routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

We have been advised by the NYSE that the election of the Class I directors and the ratification of the appointment of our independent registered public accounting firm are routine items.

Broker Vote. If you hold your shares in a bank or brokerage account you should be aware that if you fail to instruct your bank or broker how to vote within 10 days of the Annual Meeting, the bank or broker is permitted to vote your shares in its discretion on your behalf on routine items. While banks and brokers have historically cast their votes on routine items in support of management in the absence of instructions from their clients, some firms are now casting uninstructed votes in the same proportion as their clients’ instructed votes.  Thus, if you want to assure that your shares are voted in accordance with your wishes on proposals 1 and 2, the routine matters in this Proxy Statement, you should complete and return your voting instruction form before April 13, 2008.

Votes Required for the Election of Directors and Approval of the Proposals.  To elect each of the nominees for Class I directors and ratify the appointment of BDO Seidman, LLP as independent auditors, the following proportion of votes is required:
Item	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
Election of six (6) Class I directors	Plurality of votes cast	Not considered as votes cast
Ratification of appointment of independent accounting firm	Approval of the majority of the votes cast	Not considered as votes cast

Capitol’s policy is to keep confidential proxy cards, ballots and voting tabulations that identify individual shareowners.  However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

What is the recommendation of Capitol's Board of Directors?

Capitol's Board recommends that each shareholder vote FOR each of the nominees for Class I directors and FOR the ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2008.

Who pays for the solicitation of proxies?

The accompanying proxy is being solicited by Capitol's Board of Directors.  Capitol will bear the cost of soliciting the proxies.  Officers and other management employees of Capitol will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.

Does Capitol send multiple proxy statements to two or more security holders who share an address?

Capitol only sends one Notice of Internet Availability or set of proxy materials to security holders who share the same address and name unless Capitol has received contrary instructions.  If each security holder desires to have their own copy, they may notify Capitol of that fact either orally or in writing.  Notifications can be directed to Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933 or via telephone at (517) 487-6555.  Similarly, security holders may also contact Capitol if they receive multiple copies of the Notice or proxy materials and would prefer to receive a single copy in the future.

When are shareholders' proposals for Capitol's 2009 Annual Meeting due?

In order for a shareholder proposal to be considered for inclusion in Capitol's proxy statement for the 2009 Annual Meeting, the written proposal must be received at Capitol's principal executive offices at Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933, Attention: Corporate Secretary, on or before November 13, 2008.  The use of certified mail, return receipt requested, is advised if submitting such a proposal.  The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Capitol's bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of Capitol at its principal executive offices in Lansing, Michigan, at least 120 days and no more than 180 days in advance of the anniversary of the prior year's annual meeting.  For the 2009 Annual Meeting, director nominations and shareholder proposals must be received no later than December 24, 2008 and no earlier than October 25, 2008.  The nomination or proposal must contain the specific information required by Capitol's bylaws.  You may request a copy of Capitol's bylaws by contacting Capitol's Corporate Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933, telephone (517) 487-6555.  Shareholder proposals that are received by Capitol after December 24, 2008, may not be presented in any manner at the 2009 Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Capitol's amended and restated bylaws establish that the number of directors shall not be less than five (5) nor more than twenty-five (25).  Currently, Capitol's Board has set the number of directors at twenty-one (21).  The bylaws provide that its board of directors be split into three (3) classes, Class I, Class II and Class III.  Class I currently has six (6) directors, Class II has eight (8) directors and Class III has seven (7) directors.  Class I directors will be elected for a term of three (3) years at Capitol’s 2008 Annual Meeting.  Accordingly, in 2009 shareholders will be electing only Class II directors for a three (3) year term, and in 2010, shareholders will be electing only Class III directors for a three (3) year term.

Unless otherwise directed in the proxy, the persons named in the proxy intend to vote the shares represented by each properly executed proxy for the election of the directors for a three-year term and until their successors are duly elected and qualified or until their earlier resignation or removal.  If any nominee at the time of election is unavailable or unwilling to serve, a contingency which is not presently anticipated, it is intended that the persons named in the proxy will vote for an alternate nominee, if designated by the Board.  Proxies may be voted only for the nominees named or such alternates.  The six (6) nominees receiving the highest number of votes for Class I directors will be elected directors.  All of the nominees are currently directors of Capitol.

There are no arrangements or understandings between any nominee or any of Capitol's directors or executive officers and any other person pursuant to which that nominee, director or executive officer was nominated or elected as a director or an executive officer of Capitol or any of its subsidiaries.

No director or executive officer of Capitol is a party to any material legal proceedings or has a material interest in any such legal proceedings that is adverse to Capitol or any of its subsidiaries.

The following table sets forth the nominees for election at the 2008 Annual Meeting, and information furnished by them regarding their age and principal occupation shown for at least the past five years, as of February 1, 2008.  Except as otherwise disclosed in the biographical information, no director nominee, director or executive officer is related to any other director nominee, director or executive officer by blood, marriage or adoption.  All nominees were nominated by the Nominating and Governance Committee.

Class I Directors
Nominees for Election as Class I Directors for Terms expiring in 2011

Lyle W. Miller
Vice Chairman of the Board of Capitol.  Mr. Miller is President of L.W. Miller Holding Company. He was a director of Sun Community Bancorp Limited, which merged with and into Capitol.  Mr. Miller is 64 years of age and has served as a founding director of Capitol and/or its first bank affiliate since 1982.  Mr. Miller also serves as a member of the Board of Directors of Amera Mortgage Corporation, Capitol's mortgage affiliate.

Paul R. Ballard
Mr. Ballard is a retired Executive Vice President of Capitol and retired President and Chief Executive Officer of Portage Commerce Bank, Capitol's second bank affiliate.  Mr. Ballard has been a director of Capitol since 1990.  Mr. Ballard is 58 years of age.

Michael F. Hannley
Mr. Hannley is the President and Chief Executive Officer of Capitol's affiliate, Bank of Tucson.  He formerly served on the Board of Directors of Capitol's affiliates Sun Community Bancorp Limited and Nevada Community Bancorp Limited, which were merged with and into Capitol.  He currently serves on the Board of Directors of Bank of Santa Barbara, an affiliate of Capitol.  Mr. Hannley is 59 years of age and has served on Capitol's board since 2002.  Mr. Hannley is the brother-in-law of Ronald K. Sable.

Richard A. Henderson
Mr. Henderson, a certified public accountant, is president of Henderson & Associates, P.C. Mr. Henderson has served on the Board of Directors of Capitol National Bank, an affiliate of Capitol, since 1992.  Mr. Henderson is 56 years of age and has served on Capitol's board since 2006.

Lewis D. Johns
Mr. Johns is the President of Mid-Michigan Investment Company.  Mr. Johns formerly served as a member of the Board of Directors of Capitol's affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol.  He has served on the board of Capitol and/or Capitol's first bank affiliate since 1982 as a founding director and is 64 years of age.

Cristin K. Reid
Corporate President of Capitol.  Ms. Reid was previously Chief Operating Officer, Chief Administrative Officer, Executive Vice President, General Counsel and has served in other varying capacities at Capitol since 1997.  She joined Capitol's Board of Directors in 2001.  She formerly served on the board of Capitol's affiliates Nevada Community Bancorp Limited, which was merged with and into Capitol, Camelback Community Bank, Portage Commerce Bank and Ann Arbor Commerce Bank.  She is currently a member of the Board of Directors of Capitol's affiliate Capitol National Bank and the Chairman and Chief Executive Officer of Capitol Development Bancorp Limited III, IV, V, VI and VII.  Ms. Reid is 39 years of age, is a daughter of Joseph D. Reid, wife of Brian K. English, Capitol's General Counsel and sister of Joseph D. Reid, III, Capitol’s Chief of Bank Development.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE ELECTION OF THE NOMINEES.

INFORMATION REGARDING CAPITOL’S DIRECTORS NOT CURRENTLY UP FOR ELECTION

The following tables set forth Class II and Class III directors and information furnished by them regarding their age and principal occupation shown for at least the past five years, as of February 1, 2008.  Except as otherwise disclosed in the biographical information, no director nominee, director or executive officer is related to any other director nominee, director or executive officer by blood, marriage or adoption.

Class II directors have been elected for a term expiring at the 2009 Annual Meeting and Class III directors have been elected for a term expiring at the 2010 Annual Meeting.

Class II Continuing Directors with Terms Expiring in 2009

David O'Leary
Secretary of Capitol.  Mr. O'Leary is Chairman of O'Leary Paint Company.  Mr. O'Leary has been a founding director of Capitol and/or its first bank affiliate since 1982 and is 77 years of age.  He formerly served on the Board of Directors of Capitol's affiliate First California Northern Bancorp, which was merged with and into Capitol.  Mr. O'Leary also serves as a director of the Bank of San Francisco, an affiliate of Capitol.

Michael J. Devine
Mr. Devine is an Attorney at Law and was previously a member of the Board of Directors of Sun Community Bancorp Limited, which was merged with and into Capitol.  Mr. Devine is 66 years of age, has served as a director of Capitol since 2002 and currently serves as a director and/or Chairman of ten of Capitol's bank affiliates.

Gary A. Falkenberg, D.O.	Dr. Falkenberg specializes in osteopathic medicine. Dr. Falkenberg has served as a founding director of Capitol and/or its first bank affiliate since 1982. Dr. Falkenberg is 69 years of age.
Joel I. Ferguson
Mr. Ferguson is Chairman of Ferguson Development, LLC and a director of Maxco, Inc.  Mr. Ferguson formerly served as a member of the Board of Directors of Capitol's affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol.  Mr. Ferguson joined the board of Capitol and/or its first bank affiliate in 1982 as a founding director.  Mr. Ferguson is 69 years of age.

H. Nicholas Genova
Mr. Genova is Chairman and Chief Executive Officer of Washtenaw News Company, Inc. and President of H. N. Genova Development Company and Delivery Unlimited.  Mr. Genova also serves on the board of Ann Arbor Commerce Bank, an affiliate of Capitol.  Mr. Genova was elected to Capitol's board in 1992 and is 68 years of age.

John S. Lewis
Mr. Lewis is the President of Bank Performance and a Director of Capitol.  From 1999 to 2001, Mr. Lewis was Vice Chairman, President and a member of the board of Capitol's affiliate Sun Community Bancorp Limited which was merged with and into Capitol.  Mr. Lewis currently serves as a member of the board and/or chairman of several of Capitol's affiliates.  Mr. Lewis was elected to Capitol's board in 2002 and is 54 years of age.

Leonard Maas
Mr. Maas is President of L & M Maas Investments, LLC.  Mr. Maas was formerly President of Gillisse Construction Company and a partner of CP Limited Partnership.  Mr. Maas is also a member of the Board of Directors of Paragon Bank & Trust, an affiliate of Capitol.  Mr. Maas was elected to the board of Capitol in 1995 and is 86 years of age.

Myrl D. Nofziger
Mr. Nofziger is President of Hoogenboom Nofziger and previously served as a member of the Board of Directors of Capitol's affiliate Indiana Community Bancorp Limited, which was merged with and into Capitol.  Mr. Nofziger was elected to the board of Capitol in 2003 and is 67 years of age.

Class III Continuing Directors with Terms Expiring in 2010*

Joseph D. Reid
Chairman of the Board and CEO and founder of Capitol. Mr. Reid served as Chairman and CEO of Sun Community Bancorp Limited which was merged with and into Capitol.   Mr. Reid also serves as the Chairman of several of Capitol's bank affiliates.  He has served as a director of Capitol and/or its first bank affiliate since inception in 1982. Mr. Reid is 65 years of age.

Michael L. Kasten
Vice Chairman of the Board of Capitol.  Mr. Kasten is Managing Partner of Kasten Investments, L.L.C.  He formerly was Vice Chairman and Director of Sun Community Bancorp Limited, which was merged with and into Capitol, and currently serves as Director, Chairman and/or Vice Chairman of several of Capitol’s affiliates.  Mr. Kasten is 62 years of age and has served as a director since 1990.

David L. Becker
Mr. Becker is the retired founder of Becker Insurance Agency, P.C.  Mr. Becker was elected to the board of Capitol in 1990, and serves as a charter member of the Board of Directors of Portage Commerce Bank, an affiliate of Capitol.  Mr. Becker is 72 years of age.

Douglas E. Crist	Mr. Crist is Treasurer of Developers of SW Florida, Inc. Mr. Crist has served as a founding director of Capitol and/or its first bank affiliate since 1982. Mr. Crist is 67 years of age.
James C. Epolito
Mr. Epolito is President and Chief Executive Officer of the Michigan Economic Development Corporation, a position he has held since 2005.  Prior to that, he was President and Chief Executive Officer of the Accident Fund Company.  Mr. Epolito was elected to Capitol's board in 1999 and is 52 years of age.

Kathleen A. Gaskin
Ms. Gaskin is an Associate Broker for Tomie Raines, Inc. Realtors.  Ms. Gaskin has been a member of the Board of Directors of Capitol and/or its first bank affiliate since 1982 as a founding director.  Ms. Gaskin is 66 years of age.

Ronald K. Sable
Mr. Sable is President of Concord Solutions Ltd.  Mr. Sable previously served as a member of the Board of Directors of Capitol's affiliate Sun Community Bancorp Limited, which was merged with and into Capitol.  Mr. Sable serves as a member of the board of directors of two of Capitol’s affiliate banks.  Mr. Sable was elected to the board of Capitol in 2002 and is 66 years of age.  Mr. Sable is the brother-in-law of Michael F. Hannley.

* Robert C. Carr, Vice Chairman and former president of Capitol’s first affiliate bank, served as a member of Capitol
Bancorp’s Board of Directors since inception until his death in July 2007.

Role of the Board of Directors

Pursuant to Michigan law and Capitol's bylaws, Capitol's business, property and affairs are managed under the direction of its Board of Directors.  The Board of Directors has responsibility for establishing broad corporate policies and for Capitol's overall performance and direction, but is not involved in Capitol's day-to-day operations.  Members of the Board of Directors are kept informed of the issues facing Capitol by participating in Board and committee meetings and by reviewing information provided to them on a periodic basis.  Board members also have discussions with Capitol's executive officers to update them on Capitol.

Independence of Directors

Capitol's Board of Directors currently consists of 21 members, a majority of whom are "independent" as defined under the corporate governance standards of the NYSE.  The Board has adopted categorical standards for determining whether a director is independent and has no material relationships with Capitol.  Under these standards adopted by the Board and defined by NYSE, absent other material relationships with

Capitol that the Board of Directors believes to jeopardize a director's independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with Capitol: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $100,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service) during any of the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of Capitol serve on that company's compensation committee during any of the past three years; being an executive officer of a charitable organization to which Capitol contributed the greater of $1 million or two percent (2%) of such charitable organization's consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, Capitol for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company's consolidated gross revenues.

In addition, if any business relationship described in the last clause of the preceding paragraph is a lending relationship, deposit relationship, or other banking or commercial relationship between Capitol, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by an affiliate or subsidiary of Capitol to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.

Capitol's Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as "independent" do not have any material relationships with Capitol.  There were not any transactions, relationships or relationships not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board of Directors under the applicable independence definitions in determining that the director is independent.

Independent Directors

Following are the names of each current member of Capitol's Board of Directors for whom an affirmative determination of independence has been made:

Paul R. Ballard	David L. Becker	Douglas E. Crist
James C. Epolito	Gary A. Falkenberg	Joel I. Ferguson
Kathleen A. Gaskin	H. Nicholas Genova	Richard A. Henderson
Lewis D. Johns	Michael L. Kasten	Leonard Maas
Lyle W. Miller	Myrl D. Nofziger	David O’Leary

Non-Independent Directors

In addition, based on such standards, the Board of Directors determined that: (a) Michael J. Devine is not independent because a significant portion of his income is generated from his service to Capitol and its subsidiaries as a consultant; (b) Michael F. Hannley is not independent because he is President and CEO of Bank of Tucson, an affiliate of Capitol; (c) John S. Lewis is not independent because he is President of Bank Performance of Capitol; (d) Joseph D. Reid is not independent because he is the Chief Executive Officer and Chairman of Capitol and holds more than 5% of the outstanding shares of Capitol's common stock; (e)

Cristin K. Reid is not independent because she is the Corporate President of Capitol; and (f) Ronald K. Sable is not independent because his brother-in-law, Michael F. Hannley, received compensation in excess of $100,000 from Bank of Tucson, an affiliate of Capitol, over the past 12 months.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

The Board of Directors is committed to good corporate governance and believes that an attentive, performing board is a tangible competitive advantage.  With that commitment, during the past year the Board has reviewed Capitol's corporate governance policies and practices and has assured itself Capitol is adhering to the rules of the SEC and the revised listing standards of the NYSE. In addition, the Board has implemented other corporate governance practices and procedures on a best practices basis.

Capitol has adopted corporate governance guidelines which are available at www.capitolbancorp.com by first clicking "GOVERNANCE" and then "Governance Guidelines."  These principles were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that Board and management interests align with the interests of the shareholders.

Capitol has adopted a Code of Ethics that applies to its senior financial officers, including its principal executive officer and its principal financial officer.  Capitol's other corporate governance documents, including its Code of Ethics, charters of committees of the Board and other important policies, are also available on its website at www.capitolbancorp.com.  Each of these is also available in print to any shareholder, without charge, upon request to the Secretary of Capitol at Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933.  As permitted by SEC rules, Capitol intends to post on its website any amendment to, or waiver from, any provision in the Code of Ethics that applies to its chief executive officer, chief financial officer, the controller or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

Nominations for Directors

The Nominating and Governance Committee will consider nominees for director recommended by shareholders.  A shareholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee should send such recommendation to the Secretary of Capitol at Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933, who will then forward it to the Nominating and Governance Committee.  Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, addresses and telephone numbers for contacting the shareholder and the candidate for more information and any other information concerning such candidate that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders rather than recommend the individual to the Nominating and Governance Committee as a nominee must comply with the advance notice requirements set forth in Capitol's bylaws, as amended (see "Shareholder Proposals" for more information on these procedures).  The Nominating and Governance Committee will evaluate shareholder-recommended director candidates in the same manner it evaluates director candidates identified by other means.

The Board of Directors and the Nominating and Governance Committee periodically review the size of the Board of Directors.  In considering candidates for the Board of Directors, the Nominating and Governance Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Governance Committee recommended nominee.

The Nominating and Governance Committee considers the specific qualities and skills of potential directors and is guided by the following basic selection criteria for all nominees: independence; highest character and integrity; experience and understanding of strategy and policy-setting; reputation for working constructively with others; ability to represent the interests of Capitol’s shareholders, the communities it serves and its employees; and sufficient time to devote to board matters.  The Nominating and Governance Committee also gives consideration to diversity, age, experience and specialized expertise in the context of the needs of the Board of Directors as a whole, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.

Each nominee to be elected to the Board at this year's Annual Meeting is currently a director of Capitol standing for re-election.  The Nominating and Governance Committee and its Board of Directors believe that all of such nominees satisfy the above described director standards.  Accordingly, all of such nominees were selected for re-election by the Board of Directors.  With respect to this year's Annual Meeting of Shareholders, no nominations for director were received from shareholders.

Communications with the Board

You may send communications to Capitol's Board of Directors and to individual directors.  Such communications should be submitted in writing addressed to Capitol's Board of Directors or to one or more named individual directors in care of David O'Leary, Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933.  All such communications will be forwarded promptly to Capitol's Board of Directors or such named individual directors.

Under NYSE corporate governance listing standards, Michael L. Kasten has been designated as the presiding non-management director to lead non-management director's meetings of the Board.  Capitol's non-management directors meet at regularly scheduled executive sessions without management present.  The directors hold these regularly scheduled meetings to provide opportunity for open discussion regarding Capitol and its management.  Shareholders and other interested parties may communicate with Capitol's presiding non-management director or non-management independent directors as a group by writing to "Presiding Non-Management Director" (if the intended recipient is the presiding non-management director or the non-management directors as a whole), c/o Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933.  Inquiries sent by mail will be reviewed by Capitol's Secretary and, if they pertain to the functions of the Board or Board committees or if the Secretary otherwise determines that they should be brought to the intended recipient's attention, they will be forwarded to the intended recipient. Concerns relating to accounting, internal controls, auditing or compliance matters will be brought to the attention of Capitol's Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The review of these communications by Capitol's Secretary will be performed with a view that the integrity of this process be preserved.  For example, items that are unrelated to the duties and responsibilities of the Board, such as personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, will not be forwarded to those individuals.  In addition, material that is considered to be hostile, threatening, illegal or similarly unsuitable will not be forwarded to them.  Except for these types of items, the Secretary will promptly forward written communications to the intended recipient.  Within the above guidelines, the independent directors have granted the Secretary discretion to decide what correspondence should be shared with Capitol management and independent directors.

BOARD MEETING INFORMATION

During fiscal 2007, the Board of Directors met four (4) times for regular meetings.  All board members attended at least 75% of the meetings.  Capitol's Directors are expected to attend the Annual Meeting of Shareholders.  Of the six nominees standing for election as directors at the 2008 Annual Meeting of Shareholders, all but two serving on Capitol's Board of Directors at the time attended last year's Annual Meeting of Shareholders.

COMMITTEE STRUCTURE

Capitol's bylaws, as amended and restated, specifically provide that the Board of Directors may delegate responsibility to committees.  During 2007, Capitol's Board of Directors had seven standing committees: Executive, Audit, Compensation, Nominating and Governance, Ethics, Technology and Risk Management. The membership of the Audit, Compensation, Nominating and Governance and Ethics Committees is composed entirely of independent directors.

Each of the Executive, Audit, Compensation, Nominating and Governance, Ethics, Technology and Risk Management Committees has a written charter approved by the Board that is reviewed at least annually by the respective committee, which may recommend appropriate changes for approval by the Board.

Capitol's committee structure and related charters are available on Capitol's website at www.capitolbancorp.com.  Each is also available in print to any shareholder upon request.  Chairpersons of the committees are indicated in bold on the following pages, with the names of all committee members.  Each committee member attended at least 75% of the meetings unless otherwise noted.

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Executive Committee		Primary Functions	Meetings in 2007

Joseph D. Reid Joel I. Ferguson Lewis D. Johns Michael L. Kasten Lyle W. Miller David O'Leary	•	may exercise all the powers and authority of the Board, including the power to declare dividends regarding Capitol's common stock, during the intervals between meetings of the full Board of Directors	7
	•
does not have the power or authority to amend the articles of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of Capitol's property and assets, recommend to the shareholders a dissolution of Capitol or revocation of a dissolution, amend the bylaws of Capitol, fill vacancies in the Board of Directors, or fix compensation of the directors serving on the board or on a committee

Audit Committee [1]		Primary Functions	Meetings in 2007

Gary A. Falkenberg, D.O. David L. Becker Richard A. Henderson[2]	•	review the qualifications, independence and performance of Capitol's independent registered public accounting firm (independent auditors) and appoint the independent auditors	8
	•	review general policies and procedures with respect to accounting and financial matters and internal controls
	•	review and approve the cost and types of audit and non-audit services performed by the independent auditors
	•	meet with independent auditors not less than once a year without Capitol's personnel to discuss internal controls and accuracy and completeness of the financial statements
	•	review the scope and budget of the audits of Capitol's consolidated financial statements and notify the Board of major problems or deficiencies discovered with respect to its duties

1.
The members of the Audit Committee meet the standards of independence for audit committee members required by the SEC Rules and the NYSE listing standards.  All members of the Audit Committee must be financially literate and at least one member of the Audit Committee must have accounting or related financial management expertise.

2.
Mr. Henderson is Capitol's "Audit Committee Financial Expert" under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.  The identification of a person as an "audit committee financial expert" does not impose any duties, obligations or liabilities that are greater than those imposed on such person as a member of either the Audit Committee or the Board in the absence of such identification.  Moreover, the identification of a person as an audit committee financial expert, for purposes of the regulations of the SEC, does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.  Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933.

Compensation Committee [1]		Primary Functions	Meetings in 2007

Douglas E. Crist James C. Epolito Kathleen A. Gaskin Lewis D. Johns Leonard Maas	•	at least annually, review and approve corporate goals and objectives relevant to the compensation of Capitol's CEO, evaluate the CEO's performance in light of those goals and objectives, determine and approve the CEO's compensation level based on this evaluation, and recommend the CEO's compensation for ratification by the independent directors of the Board	2[2]
•
at least annually, review the compensation levels for members of Capitol's executive management team (senior executive officers of Capitol who report directly to the CEO or the Executive Committee of the Board) and any employee-directors of Capitol

	•	make recommendations to the Board with respect to incentive compensation plans and equity-based plans
•
oversee the administration of the compensation, incentive and equity-based benefit plans of Capitol which have been, or may in the future be, adopted by the Board and, in connection therewith, to approve grants, awards and payouts under Capitol's stock option plans and Capitol's Management Incentive Plan

	•	review periodically, and approve or recommend for Board approval (as applicable) any changes to Capitol's incentive, equity-based and other compensation plans
•
review periodically, director and Board committee compensation levels and practices and recommend to the Board changes in such compensation levels and practices in accordance with the principles set forth in Capitol's Corporate Governance Guidelines

1.
The members of the Compensation Committee are independent under the standards adopted by the Board of Directors and applicable NYSE listing standards and SEC rules and regulations.  The Compensation Committee members were not at any time during 2007, or at any other time, employed by Capitol and are not eligible to participate in any of Capitol's benefit plans other than Capitol's stock option plans.  The Compensation Committee members receive compensation from Capitol solely for their service as directors and committee members.

2.	Each of the members of the Compensation Committee attended 100% of the committee meetings in 2007, with the exception of Mr. Maas, who attended one meeting.

Ethics Committee[1]		Primary Functions	Meetings in 2007[2]

David O'Leary H. Nicholas Genova Michael L. Kasten	•
assist in monitoring the adequacy of Capitol's Code of Ethics to provide guidance on all related-party transactions including both review and approval on behalf of the Board and to identify potential conflicts of interest, including the establishment of safeguards, when necessary

1.	The members of the Ethics Committee are independent under the standards adopted by the Board of Directors and applicable NYSE listing standards and SEC rules and regulations.
2.	The Ethics Committee meets on an as-needed basis. There were no meetings during 2007.

Nominating and Governance Committee[1]		Primary Functions	Meetings in 2007

Lyle W. Miller[2] Paul R. Ballard[3] David L. Becker Myrl D. Nofziger	•	periodically review the appropriate size of the Board	3[4]
	•	seek individuals qualified to become board members for recommendation to the Board
	•	receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year
	•	review and reassess the adequacy of the Corporate Governance Guidelines of Capitol and recommend any proposed changes to the Board for approval
	•	review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval

1.
The Nominating and Governance Committee is composed entirely of independent directors and each member of the Nominating and Governance Committee satisfies the independence standards for such committee members established by the NYSE.

2.	Former Chairperson. Mr. Miller resigned from the Nominating and Governance Committee on February 1, 2007.
3.	Mr. Ballard was appointed to the Nominating and Governance Committee as its Chairperson effective February 1, 2007.
4.
Each Nominating and Governance Committee member attended all of the committee's 2007 meetings with the exception of Mr. Miller, who resigned from the Nominating and Governance Committee effective February 1, 2007, and Mr. Ballard, who was appointed as chairperson on February 1, 2007.

The Nominating and Governance Committee will consider director candidates recommended by security holders.  Candidates recommended by shareholders will be considered in the same manner as those nominated by the Board of Directors.  Pursuant to Capitol's amended and restated bylaws, shareholders must give notice to the Nominating and Governance Committee not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders.  Such notice must contain as to each proposed nominee: (i) the name, date of birth, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee during the past five years; (iii) the number of shares of common stock in Capitol beneficially owned by such nominee; and (iv) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  The notice must contain as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on Capitol's stock-record books; (ii) the class or classes and number(s) of shares of Capitol beneficially owned by such shareholder; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons pursuant to which the nomination(s) are to be made by such shareholder; and (iv) any other information concerning such shareholder that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Risk Management Committee		Primary Functions	Meetings in 2007

Paul R. Ballard Michael J. Devine Ronald K. Sable	•	assist the Board with oversight of management's compliance with Capitol's regulatory obligations arising under applicable federal and state banking laws, rules and regulations	4
	•	monitor and assist management's implementation and enforcement of Capitol's risk management policies and procedures

Technology Committee		Primary Functions	Meetings in 2007

John S. Lewis[1] Cristin K. Reid[1] Paul R. Ballard Michael J. Devine James C. Epolito Ronald K. Sable	•	oversee and approve requests for hardware and software	4[1]
	•	oversee and approve all requests for systems development
	•	establish technology project priorities
	•	oversee all information systems’ performance
	•	oversee and recommend disposition of major information systems’ capital expenditures
	•	oversee implementation of new processes to ensure that Capitol's objectives are met

1.
Each Technology Committee member attended all of the meetings except for Mr. Lewis, who resigned from the committee effective August 2, 2007, Ms. Reid, who was appointed as chairperson of the Technology Committee effective August 2, 2007 and Mr. Epolito, who attended 50% of the meetings.

AUDIT COMMITTEE REPORT

The Audit Committee's duties include reviewing the qualifications, independence and performance of Capitol's independent registered public accounting firm (independent auditors), appointing the firm to serve as Capitol’s independent auditors and recommending the firm’s appointment for ratification by shareholders; reviewing general policies and procedures with respect to accounting and financial matters and internal controls; reviewing and approving the fees and types of audit and non-audit services performed by the independent auditors and other consultants as necessary; meeting with independent auditors not less than once a year without Capitol's personnel present to discuss internal controls, accuracy and completeness of Capitol's consolidated financial statements; and reviewing the scope and budget of the audits of Capitol's consolidated financial statements and notifying Capitol’s Board of major problems or deficiencies identified in the course of its duties.

During fiscal 2007, the Audit Committee met eight (8) times.  The Audit Committee fulfills its responsibilities through periodic meetings with Capitol's independent auditors and management.  The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.  Prior to public release, the Audit Committee discussed the interim 2007 financial information contained in each quarterly earnings announcement with Capitol's chief financial officer and the independent auditors.

The Audit Committee discussed with the independent auditors all matters required by the Standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, as well as reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.  With and without Capitol's management present, the Audit Committee discussed and reviewed the results of the independent auditors' audits of Capitol's consolidated financial statements and internal control over financial reporting.  The Audit Committee also discussed with management, the internal auditors and Capitol's independent auditors the quality and adequacy of Capitol's internal controls and the internal audit function's management, organization, responsibilities, budget and staffing.

Throughout the year, the Audit Committee monitors matters related to the independence of BDO Seidman, LLP, Capitol's independent registered public accounting firm, and has discussed with the independent auditors their independence.  The Audit Committee also has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee reviewed and discussed the audited consolidated financial statements of Capitol as of and for the year ended December 31, 2007, with management and the independent auditors.  It also reviewed reports prepared by Crowe Chizek, consultants engaged to test the information security of Capitol.  Management has the responsibility for the preparation and integrity of Capitol's financial statements and the independent auditors have the responsibility for expressing an opinion of those financial statements based on their independent audit.  The Audit Committee also reviewed and discussed management's assessment of Capitol's internal control over financial reporting as of December 31, 2007, as well as the independent auditors’ evaluation of Capitol’s internal control over financial reporting.  Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Capitol's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.  The Audit Committee also reappointed BDO Seidman, LLP, as Capitol's independent registered public accounting firm for 2008.

As specified in Capitol's Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Capitol's consolidated financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America.  That is the responsibility of management and Capitol's independent auditors.  In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity, objectivity and in conformity with accounting principles generally accepted in the United States of America, and (ii) the report of Capitol's independent auditors with respect to such consolidated financial statements.

The members of the Audit Committee are not employees of Capitol and are not performing the functions of internal auditors or accountants.  As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.  Members of the Audit Committee necessarily rely on the information provided to them by management and Capitol's independent auditors.  Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Capitol's consolidated financial statements has been carried out in accordance with the Standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Capitol's auditors are in fact "independent".

Each member of the Audit Committee is independent as defined under the NYSE listing standards.  The Committee operates under a written charter which has been approved by the Board of Directors and is posted on Capitol's website.

Audit Committee
Gary A. Falkenberg, Chairman
David L. Becker
Richard A. Henderson

COMPENSATION DISCUSSION & ANALYSIS OVERVIEW

Capitol is a bank development company with an aggressive growth strategy being implemented across the continental United States.  Capitol identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks.  Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community.  Currently, Capitol has 62 bank affiliates supported by its executive offices in Lansing, Michigan and Phoenix, Arizona.  Capitol is believed to have more bank charters than any company in the United States.

Because of Capitol’s unique structure, operating philosophy and national geographic footprint, finding a comparable peer group is difficult.  Capitol operates as a development company, placing considerable demands on senior management due to extensive travel, management of all of its independent bank charters and the strategic planning necessary to implement Capitol’s significant growth initiatives.  To effectively execute on its growth strategy, it is crucial that Capitol be able to attract, motivate and retain highly talented individuals at all levels of the organization.

Capitol's Board and management believe compensation should be based on the level of job responsibility, individual performance and Capitol's performance.  Compensation should also reflect the value of the corresponding positions in the marketplace.  To attract and retain its personnel, Capitol competes with much larger financial institutions.

Capitol has a compensation program which includes base salary and benefits as well as incentive-based cash and equity compensation.  Through this compensation program, Capitol seeks to reward the performance of its personnel based on two of its Core Values: Entrepreneurship and Maximizing Potential.  Entrepreneurship is realized through the development of de novo affiliates and their continued growth and success as part of Capitol’s national network of community banks.  Maximizing potential is achieved through exceptional performance at a corporate, as well as an individual, level.

Executive Compensation Components

Compensation consists of the following components:

•	Base Salary;
•	Performance-Based Incentive Compensation;
•	Long-Term Equity Incentive Compensation; and
•	Perquisites and Other Benefits

Base Salary.  Base salaries for Capitol's executives are established based upon the scope of their responsibilities, taking into account competitive market compensation paid by other similarly situated companies for similar positions.  Compensation of the executives is set by the CEO (with the exception of Brian K. English, Cristin K. Reid and Joseph D. Reid III which is set by the Compensation Committee in its sole discretion) and reviewed by Capitol's Compensation Committee.  The Compensation Committee approves Capitol's overall annual base salary increase.  Allocations of that increase to individual employees are the responsibility of the CEO.  Salary increases are approved based on company performance as well as individual performance for 2007, planned performance for 2008 and comparable financial institution data.  The objective is to allow salary increases to retain and motivate successful performance while maintaining affordability within Capitol's business plan.  The CEO's compensation is set by the Compensation Committee and presented to the Board of Directors for approval.  The compensation of the CEO is set based on the Compensation Committee's review of performance objectives for Capitol which include: asset and revenue growth, development of additional banking subsidiaries, asset quality, identification of strategic opportunities, development and maturation of the existing subsidiaries core earnings performance and execution of Capitol's growth strategy.

Performance-Based Incentive Compensation.  Annual incentive bonuses are awarded by Capitol's Compensation Committee after reviewing Capitol's performance over the past year.  The annual bonus is intended to reward Capitol's executives for the favorable performance of Capitol.  The Compensation Committee takes into consideration both corporate and individual performance objectives in awarding the annual bonus, which include: asset and revenue growth, development of new banks, asset quality, identification of strategic opportunities, development and maturation of the existing banks and core earnings performance.  Capitol’s bonus policy is divided into two parts: one subjective, the other based strictly on return-on-equity targets.   The subjective element evaluates executives based on their contribution to the safety and soundness of the organization, including such factors as credit quality, capital management, personnel management and regulatory compliance; a second subjective factor is the contribution to long-term shareholder value.  Messrs. Hendrickson, Lewis and Thomas and Ms. Reid elected to forgo receiving a bonus in 2007 due to the performance of Capitol in 2007.

The bonus policy seeks to align the interests of the executives with the shareholders by setting aggressive performance targets that enhance the value of Capitol.  This bonus policy was put in place at Capitol and all of its affiliates to align the interests of all of the executives in the affiliates with the shareholders of Capitol.

The Capitol Bancorp Ltd. Management Incentive Plan (the "MIP") was approved by Capitol's shareholders at the 2003 Annual Meeting of Shareholders.  The MIP provides the Compensation Committee the latitude to make primarily cash-based incentive compensation programs to promote high performance and achievement of corporate goals by officers, encourage the growth of shareholder value and allow officers to participate in the long-term growth and profitability of Capitol.

Under the MIP, the Compensation Committee may elect to pay out awards in the form of shares of Capitol's common stock.  In issuing such shares as payment of awards under the MIP, the Compensation Committee may establish any conditions or restrictions it deems appropriate.  In 2007, Capitol did not pay out any awards under the MIP.

Long-Term Incentive Program.  Capitol's philosophy is that long-term performance is achieved through aligning the interests of its executives with its shareholders through the use of stock-based awards.  Capitol has used the discretionary award of stock options primarily as a tool in its retention and recruitment of executive officers.  The Capitol Bancorp Limited 2007 Equity Incentive Plan (the "2007 Incentive Plan") provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other stock awards.  Each of these is referred to individually as an “Award.”  Those who are eligible for Awards under the 2007 Incentive Plan include employees, directors and consultants who provide services to Capitol and its affiliates.  The Board or other committee administering the 2007 Incentive Plan is referred to as the “Administrator.”  All employees, officers and directors are eligible to be selected by the Administrator of the 2007 Incentive Plan to receive Awards.

Stock options align employee incentives with shareholders because options have value only if Capitol's common stock price increases over time.  Capitol has typically granted options that have a 7-year duration.  Stock options are granted at market price on the date of the grant.  Capitol does not reprice stock options.  Capitol does not have a formal program, plan or practice to time stock option grants to its executives in coordination with the release of material nonpublic information.  However, most stock option grants have been granted at the same general time each year following the completion of the annual audit or are granted in connection with the hiring of new executives.

Some restricted stock grants were made during 2007 pursuant to the shareholder-approved 2007 Incentive Plan.  Restricted stock grants made pursuant to the 2007 Incentive Plan typically are subject to continued performance requirements and typically have a vesting schedule of four years or more.

Perquisites and Other Personal Benefits.  Capitol does not provide significant perquisites or personal benefits to its executive officers.  The named executive officers are provided with an automobile allowance and, in the case of Mr. Reid, the use of a company automobile.

Long-term incentives to align the interests of Capitol's employees with the shareholders have been implemented through the development of an Employee Stock Ownership Plan (“ESOP”).  The ESOP typically provides annual awards of Capitol stock subject to vesting requirements.  All of Capitol's employees, with the exception of the CEO, are eligible to participate in the program after meeting certain length of service and age qualifications.

Capitol has established a 401(k) plan which has had an employer match as a percentage of employees' contributions to the plan, and health insurance and other programs that are usual and customary to encourage retention of Capitol's employees.  Capitol does not maintain a defined benefit pension plan and does not have any nonqualified deferred compensation plans.

In an effort to retain the long-term services of certain of its executives, Capitol has an executive supplemental income program for some of its executives.  The individual agreements call for the payment to the subject employee or designated beneficiary of an annual benefit which is approximately equal to a percentage of the annual base salary of each employee, when entered into, for a period up to fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age.  In the event of a change of control of Capitol (as defined in the agreements) which is not approved by Capitol's Board of Directors, each employee can retire with full benefits at any time after attaining the age of 55 without approval of the Board of Directors.  The benefit liabilities under the agreements are covered by insurance contracts funded by Capitol and/or its subsidiaries.  Capitol has entered into executive supplemental income agreements with two individuals listed in the Summary Compensation Table, Messrs. Hendrickson and Thomas.

Role of the Compensation Committee

In accordance with the NYSE listing rules, the Compensation Committee is composed entirely of independent, non-management directors of the Board of Directors.  No Compensation Committee member participates in any of Capitol's employee compensation programs.  Each year, the Nominating and Governance Committee reviews all direct and indirect relationships that each director has with Capitol and the Board of Directors subsequently reviews its findings.  The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with Capitol.

The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with Capitol's compensation philosophy.  The Compensation Committee ensures that the total compensation paid to senior management is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to the named executive officers are similar to other executive officers.  The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by Capitol, and which aligns executives' interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value.  Specifically, the Compensation Committee seeks to reward performance as measured by financial metrics and successful execution of Capitol's growth plan.

The Compensation Committee periodically reviews the compensation levels of the Board of Directors.  In its review, the Compensation Committee looks to ensure that the compensation is fair and reasonably commensurate to the amount of work required both from the individual directors as well as from the Board in the aggregate.

The Compensation Committee is responsible for the review and approval of corporate goals and objectives relevant to the compensation of Capitol's CEO, to evaluate the performance of the CEO in light of the goals and objectives and determine and approve the CEO's compensation levels based on this evaluation.  Additionally, the Compensation Committee reviews compensation levels for members of Capitol's executive management group.  To achieve these goals and objectives, the Compensation Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions (to the extent comparable entities may be identified) with comparable performance.  The Compensation Committee makes recommendations to the Board with respect to compensation plans and equity-based plans and oversees the administration of the compensation, incentive and equity-based benefit plans of Capitol.  The Compensation Committee periodically reviews director and Board committee compensation levels and practices and recommends to the Board changes in such compensation levels and practices.

The Compensation Committee has followed certain fundamental objectives to ensure the effectiveness of Capitol's compensation strategy.  These objectives include the following:

1.
Internal and external fairness – the Compensation Committee recognizes the importance of perceived fairness both internally and externally of compensation practices.  The Compensation Committee has evaluated the overall economic impact of Capitol's compensation practices and when deemed necessary has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

2.
Performance based incentives – the establishment of financial incentives for senior management who meet certain objectives which promote Capitol's ability to meet its long-term growth and financial goals.

3.
Shareholder value and long-term incentives – the Compensation Committee believes that the long-term success of Capitol and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives.  Capitol's compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

4.
Full disclosure – the Compensation Committee seeks to provide full disclosure to the independent members of the Board of Directors of Capitol's compensation practices and issues to ensure that all directors understand the implications of committee decisions.

The Compensation Committee has reviewed the compensation practices of other companies in the financial services industry and considered management's individual efforts for the benefit of Capitol, as well as reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of executives at Capitol.  The Compensation Committee takes into account the performance of the executives as well as their longevity with Capitol.  The Compensation Committee recognizes that competition among financial institutions for attracting and retaining senior management executives has become more intense in the past few years.  The Compensation Committee takes such market considerations into account to ensure that Capitol is providing appropriate long-term incentives to enable it to continue to attract new senior management executives and to retain the ones it already employs.  The Compensation Committee additionally considers the increase in the cost of living that impacts its executive officers that are required to spend certain periods of time at offices of its affiliates across the country.  General economic conditions and the past practice of Capitol are also factors that are considered by the Compensation Committee.

The Compensation Committee has established various processes to assist it in ensuring Capitol's compensation program is achieving its objectives.  Among these are:

•
Assessment of Capitol’s Performance. The Compensation Committee uses company performance measures in two ways. In establishing total compensation ranges, the Compensation Committee considers various measures of company and industry performance, asset growth, earnings per share, return on assets, return on equity, total shareholder return and the effective execution of Capitol's growth and expansion strategy. The Compensation Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

•	Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. The CEO's compensation is governed by his employment contract, which is described below.  For the other named executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the CEO and also exercises its judgment based on the Board's interactions with the executive officer. As with the CEO, the performance evaluation of these executives is based on his or her contribution to the company's performance, and other leadership accomplishments.

•
Total Compensation Review.The Compensation Committee reviews each executive's base pay, bonus and equity incentives annually. In addition to these primary compensation elements, the Compensation Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2007 review, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate.

The Compensation Committee typically approves a percentage increase in the amount of total compensation available to be paid by Capitol.  The CEO is then responsible for individual allocations that fall within the limitations that are established by the Compensation Committee.  Due to family relationships, the compensation of Brian K. English, Cristin K. Reid and Joseph D. Reid III is set directly by the Compensation Committee itself without the involvement or recommendation of the CEO.

In 2006, the Compensation Committee retained the compensation consulting firm of Clark Consulting, Inc. ("Clark") to evaluate Capitol's compensation practices, to benchmark Capitol's compensation practices against other similarly situated public financial services institutions and to assist in developing and implementing any necessary changes to Capitol's compensation program and philosophy.  Clark developed a competitive peer group and performed analyses of competitive performance and compensation levels for senior management.  In performing its analysis, Clark met individually with the members of the Compensation Committee and selected senior management to learn about Capitol's business operations and strategy as a public company, Capitol's unique approach to the banking industry, key performance metrics and target goals and the labor and capital markets in which Capitol competes.

The study completed by Clark revealed that most of Capitol's executives reviewed by Clark were compensated below the median range of the 50th percentile of the peer group identified.  None of the executives' pay was found to be unreasonable or out of the range of compensation paid by the peer group for individuals in similar roles with similar responsibility.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for annual compensation paid to a chief executive officer and certain other highly compensated officers in excess of $1 million unless the compensation qualifies as “performance-based” or is otherwise exempt under the law.  Both the 2007 Incentive Plan and the MIP are intended to meet the deductibility requirements of the regulations promulgated under Section 162(m).  However, the Compensation Committee may determine in any year that it would be in Capitol’s best interests for awards to be paid under the 2007 Incentive Plan and the MIP, or for other compensation to be paid, that would not satisfy the requirements for deductibility under Section 162(m).  In making such determination, the Compensation Committee would consider the net cost to Capitol and its ability to effectively administer executive compensation in the long-term interests of shareholders.

Cautionary Statement

The information appearing in this Compensation Discussion and Analysis, and elsewhere in this Proxy Statement, as to performance metrics, objectives and targets relates only to incentives established for the purpose of motivating executives to achieve results that will help to enhance shareholder value.  This information is not related to Capitol’s expectations of future financial performance, and should not be mistaken for or correlated with any guidance issued by Capitol regarding its future earnings, free cash flow or other financial measures.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Capitol has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Capitol’s Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee
Douglas E. Crist, Chairman
James C. Epolito
Kathleen A. Gaskin
Lewis D. Johns
Leonard Maas

Equity Compensation Plan Information

The following table summarizes information regarding Capitol's equity compensation plans in effect as of December 31, 2007:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders*	1,951,757	$ 29.82	115,417
Equity compensation plans not approved by security holders(1)	44,830	20.95	- - -
Equity compensation plans resulting from share exchanges	463,495	20.22	- - -

Total	2,460,082	$ 27.85	115,417

(1)	Options issued pursuant to employment agreements with various officers of Capitol and its subsidiaries.

   * Does not include shares that may be issued if Capitol elects to pay awards made under the Capitol Bancorp Ltd. Management
Incentive Plan in the form of shares of Capitol's common stock.  Also does not include shares that were approved to be issued under the 2007 Incentive Plan in an amount not to exceed 2% of the outstanding shares of common stock as of December 31, 2007.

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SUMMARY COMPENSATION

The following table sets forth all compensation paid to the named executive officers.
Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)

Joseph D. Reid	2007	$ 960,769	(1)	—	$ 236,423 (2)	—	N/A	$ 21,915 (5)	$ 1,219,107
Chief Executive Officer and Chairman	2006	1,000,000	—	—	—	—	N/A	7,839 (6)	1,007,839
Lee W. Hendrickson	2007	412,615	(3)	$ 17,824	—	—	$ 25,062	25,049 (7)	480,550
Chief Financial Officer	2006	394,000	$ 75,000	17,824	—	—	23,205	22,954 (8)	532,983
John S. Lewis	2007	417,308	(3)	17,824	—	—	N/A	22,729 (9)	457,861
President of Bank Performance	2006	375,000	75,000	17,824	—	—	N/A	25,947 (10)	493,771
Cristin K. Reid	2007	384,615	(3)	17,824	—	—	N/A	25,049 (11)	427,488
Corporate President	2006	300,000	75,000	17,824	—	—	N/A	22,913 (12)	415,737
Bruce A. Thomas	2007	332,308	(3)	17,824	—	—	21,998	25,049 (13)	397,179
President of Bank Operations	2006	290,000	75,000	17,824	—	—	20,369	22,919 (14)	426,112

(1)
In late August 2007, Mr. Reid elected to forgo the incentive compensation provision awarded pursuant to his amended and restated employment contact for the remainder of 2007 in response to Capitol’s interim earnings performance.

(2)	Reflects the vested portion of options awarded (valued by using the Black Scholes valuation model at grant date) pursuant to Mr. Reid’s employment contract.
(3)	The named executive officers have elected to forgo receiving a bonus in 2007 due to the financial performance of Capitol Bancorp.
(4)
Mr. Hendrickson, Mr. Lewis, Ms. Reid and Mr. Thomas each received a restricted stock grant of 2,000 shares on April 21, 2006.  Such restricted shares vest on a cliff basis on April 21, 2011 at which time the award becomes 100% vested.  The amount reported is 20% of the grant date fair value reflecting one year's service of the five-year vesting period.   Amount shown represents 2007 amortization of total intrinsic value of the restricted stock award as of the grant date.

(5)
Includes $6,600 contributed by Capitol's 401(k) program, $1,191 in lease payments and insurance for an automobile provided by the company that was used for personal use, $14,100 for the economic value of a split dollar life insurance policy paid on his behalf and $24 from supplemental spousal life insurance premiums paid on his behalf.

(6)
Includes $6,600 contributed by Capitol's 401(k) program, $1,156 in lease payments for an automobile provided by the company that was used for personal use and $83 from supplemental spousal life insurance premiums paid on his behalf.

(7)
Includes $6,600 contributed by Capitol's 401(k) program, $5,625 contributed by Capitol's ESOP program, a $10,800 automobile allowance, $24 relating to supplemental spousal life insurance premiums paid on his behalf, and $2,000 from dividends received on unvested restricted stock.

(8)
Includes $6,600 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance and $54 relating to supplemental spousal life insurance premiums paid on his behalf.

(9)
Includes $4,280 contributed by Capitol's 401(k) program, $5,625 contributed by Capitol's ESOP program, a $10,800 automobile allowance, $24 relating to supplemental spousal life insurance premiums paid on his behalf and $2,000 from dividends received on unvested restricted stock.

(10)
Includes $3,858 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance, $13 relating to supplemental spousal life insurance premiums paid on his behalf and $5,776 from dividends received on unvested restricted stock.

(11)
Includes $6,600 contributed by Capitol's 401(k) program, $5,625 contributed by Capitol's ESOP program, a $10,800 automobile allowance, $24 relating to supplemental spousal life insurance premiums paid on her behalf and $2,000 from dividends received on unvested restricted stock.

(12)
Includes $6,600 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance and $13 relating to supplemental spousal life insurance premiums paid on her behalf.

(13)
Includes $6,600 contributed by Capitol's 401(k) program, $5,625 contributed by Capitol's ESOP program, a $10,800 automobile allowance, $24 relating to supplemental spousal life insurance premiums paid on his behalf, and $2,000 from dividends received on unvested restricted stock.

(14)
Includes $6,600 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance and $19 relating to supplemental spousal life insurance premiums paid on his behalf.

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Employment Agreements

Joseph D. Reid

In March 2003, Capitol entered into an employment agreement with Mr. Reid.  The agreement had an initial term of three years, which was set to expire in March 2006.  Pursuant to the terms of the agreement, its employment period is automatically extended for a three-year term on each annual anniversary of the agreement, unless Capitol provides Mr. Reid with notice 60 days prior to such anniversary, resulting in a renewing three-year employment period.  The agreement permits Capitol to give Mr. Reid notice of its intention to stop the automatic renewal, in which case the agreement will expire two years and sixty days from the date of Capitol's notice to him.  Capitol has not provided notice of its intention to stop the automatic renewal in 2007.  Accordingly, the agreement will not expire until at least March 13, 2010.

Capitol is not permitted to reduce Mr. Reid's annual salary at any time during the term of the agreement.  During the term of his employment, Mr. Reid will be entitled to an annual cash bonus based on achieving targets for both growth rates for earnings per share and consolidated assets.  Mr. Reid is also entitled to certain long-term incentive compensation consisting of common stock and cash.  Capitol will grant Mr. Reid options to purchase shares of Capitol's common stock at an exercise price equal to the fair market value of Capitol's common stock on the date of such grant based on specific corporate development objectives during the term of the agreement.

In 2006, both Mr. Reid and the Compensation Committee began a review of Mr. Reid's current compensation under the terms of his employment agreement.  At the time the agreement was entered into in 2003, neither Mr. Reid nor the Compensation Committee anticipated the rate of growth of affiliate banks that Capitol has been able to achieve.  Under the terms of the agreement, Mr. Reid was, in part, incentivized to develop new banks, being awarded stock options based on the number of banks developed.

In August 2007, Mr. Reid and Capitol entered into an amendment to his employment agreement which will reduce his total cash compensation and limit the equity incentives paid to him based on the future development of Capitol.  The amendment amended the original agreement as follows:

•	reduce Mr. Reid's salary to $900,000;
•	delete references to Mr. Reid's right to defer his compensation;
•	change the date on which certain amounts are paid to Mr. Reid to avoid any potential issues arising under Section 409A of the Code; and
•
revise Mr. Reid's long-term stock award for each new bank or holding company opened or acquired by Capitol (each a "New Affiliate") from an option for 30,000 shares of Capitol's common stock to $50,000 in cash and a restricted stock award for shares of Capitol's common stock having a fair market value of $100,000.[1]

•	Pursuant to such amendment, Mr. Reid is not entitled to receive any compensation for more than ten (10) New Affiliates in each fiscal year.

1.  In late August 2007, Mr. Reid elected to forgo this incentive compensation provision for the remainder of 2007 in response to Capitol’s interim earnings performance.

Lee W. Hendrickson, John S. Lewis, Cristin K. Reid and Bruce A. Thomas

Capitol entered into employment agreements with Ms. Reid and Mr. Thomas in March 2006, and Mr. Hendrickson and Mr. Lewis in March 2008.  The employment agreements provide for a base salary, discretionary bonus, certain fringe benefits and the right to receive their base salary for a subsequent period of one year should Capitol choose to terminate employment without cause.  The agreements were for a period of five years, with automatic renewal for periods of one year unless either Capitol or the respective executive provided notice to terminate the agreement.  The agreements also include a change in control provision.  Under the terms of the agreements, a change of control is defined as (i) the acquisition by any nonaffiliated entity acquiring Capitol voting stock or irrevocable proxies or any combination of the two representing 25% or more of the voting securities of Capitol; (ii) the acquisition by any nonaffiliated entity of Capitol of control of in any manner sufficient votes for the election of a majority of the directors of Capitol; or (iii) the sale, transfer or acquisition of all or substantially all of the assets of Capitol to or by any other nonaffiliated entity.  Upon the occurrence of a change of control, if either the employee or Capitol terminates such employee's employment, such executive would receive 299% of his/her base salary.  The change of control payment would be payable at the option of Capitol either in a lump sum or in equal payments over the remaining term of the employment agreement.

The Compensation Committee, which is composed solely of "independent directors" as defined by the listing standards of the NYSE, may elect to adopt plans or programs providing for additional employee benefits if the Compensation Committee determines that doing so is in Capitol's best interests.

GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards granted to the named executive officers during 2006 and 2007.

Grants of Plan-Based Awards

Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)

Joseph D. Reid (1)	8/1/07	N/A	N/A	$ 928,500	--	$ 928,500 (2)	150,000	$ 22.46
Lee W. Hendrickson	4/21/06	N/A	N/A	89,120	2,000	89,120 (3)	—	N/A
John S. Lewis	4/21/06	N/A	N/A	89,120	2,000	89,120 (3)	—	N/A
Cristin K. Reid	4/21/06	N/A	N/A	89,120	2,000	89,120 (3)	—	N/A
Bruce A. Thomas	4/21/06	N/A	N/A	89,120	2,000	89,120 (3)	—	N/A

(1)
Pursuant to his amended employment contract, approved in 2007, Mr. Reid is eligible for a cash bonus of 2% of Capitol's net income upon certification of the Compensation Committee that the growth of both Capitol's earnings per share and total assets equals or exceeds 10% of the immediately preceding fiscal year.  No award was earned for 2007 due to Capitol’s earnings in 2007.

(2)	Grant date fair value is determined by using the Black-Scholes valuation methodology.
(3)
Grant date fair value is determined by multiplying the number of shares by Capitol's common stock closing price on April 20, 2006 ($44.56) as reported by the NYSE, the day prior to the grant date.  Restricted stock award recipients receive dividends on the restricted stock during the five-year vesting period.

Capitol Bancorp Limited 2007 Equity Incentive Plan

The 2007 Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other stock awards. Each of these is referred to individually as an "Award."  Those who are eligible for Awards under the 2007 Incentive Plan include employees, directors and consultants who provide services to Capitol and its affiliates.  All employees, officers and directors are eligible to be selected by the Administrator of the 2007 Incentive Plan to receive Awards.  The shareholders have approved up to 350,000 shares of Capitol's common for issuance under the 2007 Incentive Plan.  The number of shares available for issuance under the 2007 Incentive Plan will be increased on January 1 of each year beginning with January 1, 2008 in an amount up to a maximum of two percent (2%) of the outstanding shares on December 31 of the immediately preceding year.

Capitol Bancorp Limited Management Incentive Plan

The Capitol Bancorp Ltd. Management Incentive Plan (the "MIP") was approved by Capitol's shareholders at the 2003 Annual Meeting of Shareholders.  The MIP provides the Compensation Committee the latitude to make primarily cash-based incentive compensation programs to promote high performance and achievement of corporate goals by officers, encourage the growth of shareholder value and allow officers to participate in the long-term growth and profitability of Capitol.

Under the MIP, the Compensation Committee may elect to pay out awards in the form of shares of Capitol's common stock.  In issuing such shares as payment of awards under the MIP, the Compensation Committee may establish any conditions or restrictions it deems appropriate.  In 2007, Capitol did not pay out any awards in the form of shares of restricted stock to the named executive officers from the MIP.

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2006 and 2007 Grants

The Compensation Committee awarded options to Mr. Reid in 2007.  The Compensation Committee has not established guidelines for the grant of plan-based awards for 2008.

The following table sets forth all outstanding equity awards at year-end 2007 for the named executive officers.  Prior to entering into Mr. Reid's employment agreement in March of 2003, Mr. Reid and Capitol were operating under a prior employment agreement which provided for automatic grants of stock options based on the number of outstanding shares of Capitol.  Such provision of Mr. Reid's original employment agreement was eliminated by the 2003 employment agreement executed by Mr. Reid and Capitol.  Many grants listed below relate to grants made under Mr Reid's prior employment agreement.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards(1)			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Joseph D. Reid	35,020	20.90	2/1/09	85,670	$ 1,723,680
	60,555	16.40	6/30/09	—	—
	975	21.25	7/8/09	—	—
	51,910	21.48	9/3/09	—	—
	2,373	16.08	10/1/09	—	—
	333	17.81	10/9/09	—	—
	116	16.55	10/10/09	—	—
	103	20.80	11/05/09	—	—
	99	20.75	11/08/09	—	—
	1,432	19.47	11/22/09	—	—
	211	20.00	12/3/09	—	—
	11	21.28	12/17/09	—	—
	249	21.23	12/27/09	—	—
	6,107	21.84	12/31/09	—	—
	711	22.28	1/7/10	—	—
	576	23.20	1/8/10	—	—
	42,524	21.95	1/17/10	—	—
	553	22.28	1/20/10	—	—
	94	22.50	1/22/10	—	—
	20	23.00	1/22/10	—	—
	60	21.49	2/3/10	—	—
	227	23.37	2/11/10	—	—
	1,736	20.36	2/12/10	—	—
	3,910	17.42	2/15/10	—	—
	907	21.49	2/19/10	—	—
	398	21.03	3/4/10	—	—
	205	21.48	3/6/10	—	—
	241	20.85	3/7/10	—	—
	33,056	21.04	3/10/10	—	—
	11,800	16.40	6/1/10	—	—
	116,136	20.92	7/31/10	—	—
	132,816	32.98	9/23/10	—	—
	60,000	27.04	11/6/10	—	—
	70,285	27.23	12/31/10	—	—
	60,000	25.27	5/25/11	—	—
	10,875	16.40	7/9/11	—	—
	30,000	25.86	8/5/11	—	—
	55,927	16.40	9/30/11	—	—
	30,000	34.31	1/10/12	—	—
	77	16.40	3/15/12	—	—
	30,000	31.86	5/5/12	—	—
	270,000	32.03	6/29/12	—	—
	258,000	37.48	12/30/12	—	—
	150,000	22.46	8/1/14	—	—

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards(1)			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Lee W. Hendrickson	734	16.40	1/31/08	2,000	40,240
	1,822	17.42	7/1/08	—	—
	2,202	16.40	11/1/08	—	—
	6,517	17.42	2/5/09	—	—
	5,253	20.90	5/21/09	—	—
	480	20.89	12/31/09	—	—
	1,303	17.42	2/15/10	—	—
	50,000	27.05	3/22/10	—	—
	1,050	20.90	8/1/10	—	—
	20,000	30.21	5/16/11	—	—
John S. Lewis	20,000	30.21	5/16/11	2,000	40,240
	20,000(3)	10.00	8/1/09	—	—
Cristin K. Reid	3,180	16.40	1/31/08	2,000	40,240
	2,936	16.40	11/1/08	—	—
	1,822	17.42	7/1/08	—	—
	6,517	17.42	2/5/09	—	—
	5,253	20.90	5/21/09	—	—
	801	20.89	12/31/09	—	—
	1,303	17.42	2/15/10	—	—
	20,000	27.05	3/22/10	—	—
	1,050	20.90	8/1/10	—	—
	20,000	30.21	5/16/11	—	—
Bruce A. Thomas	34,000	27.05	3/22/10	2,000	40,240
	20,000	30.21	5/16/11	—	—

(1)	All stock option awards are vested.
(2)	Based upon Capitol's common stock closing price as of December 31, 2007 of $20.12 per share as reported by the NYSE.
(3)	Stock options in Capitol's subsidiary Bank of San Francisco.

Option Exercises and Stock Vested 2007
	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Joseph D. Reid	18,069	$ 64,687	42,833	$ 1,978,885(1)
Lee W. Hendrickson	—	—	—	—
John S. Lewis	—	—	3,718	112,098(2)
Cristin K. Reid	—	—	—	—
Bruce A. Thomas	1,159	3,784	—	—

(1)
Value based upon Capitol's common stock price per share as reported by the NYSE on December 29, 2006 ($46.20), the most recently reported price at the time of the vesting of the restricted stock award on January 1, 2007.

(2)	Value based upon Capitol's stock price per share as reported by the NYSE on April 30, 2007 ($30.15), the date of vesting.

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Pension Benefits 2007

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Joseph D. Reid	N/A	N/A	$ N/A	$ N/A
Lee W. Hendrickson	Executive Supplemental Income Agreement	15	162,579	—
John S. Lewis	N/A	N/A	N/A	N/A
Cristin K. Reid	N/A	N/A	N/A	N/A
Bruce A. Thomas	Executive Supplemental Income Agreement	9	N/A	—

(1)
Executives become eligible for Executive Supplemental Income once they have reached 15 years of service and age 65.  The benefit does not increase with additional years of service.  Accordingly, if an executive has more than 15 years of service, the table reflects 15 years.

Executive Supplemental Income Plan

In an effort to retain the long-term services of certain of its executives, Capitol has an executive supplemental income program for some executives.  The individual agreements call for the payment of an annual benefit to the subject employee or designated beneficiary which is approximately equal to a percentage of the annual base salary of each employee, when entered into, for a period up to 15 years in the event of either the employee's retirement or the death of the employee before attaining retirement age.  Normal retirement age is 65 years of age.  An employee may retire at age 55 with 15 years of service and receive a partial benefit.  The benefit is fixed at the execution of the agreement and does not fluctuate over time.  In the event of a change of control of Capitol (as defined in the agreements) which is not approved by Capitol's Board of Directors, each employee can retire with full benefits at any time after attaining the age of 55 without approval of the Board of Directors.  The benefit liabilities under the agreements are covered by insurance contracts funded by Capitol and/or its subsidiaries.

In calculating the present value of accumulated benefits, Capitol has assumed that each employee would successfully meet the eligibility requirements, (i.e., 15 years of continuous service and attainment of age 65).  Capitol has also assumed for such calculation that each employee would retire upon attainment of age 65.  Capitol took the lump sum amount needed to satisfy the benefits for each executive and reduced it to present value using a rate of return of 8%.  Capitol then calculated the number of years remaining until the employee reached age 65.  Finally, Capitol then accrued the cost accordingly to amass the amount needed to fund the annual benefit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last completed fiscal year, the voting members of the Compensation Committee were Douglas E. Crist, James C. Epolito, Kathleen A. Gaskin, Lewis D. Johns and Leonard Maas.  Except for Lewis D. Johns, none of these persons were, during such fiscal year, an officer or employee of Capitol or any of its subsidiaries, or was formerly an officer of Capitol or any of its subsidiaries, or had any relationship requiring disclosure by Capitol under any paragraph of Item 404 of Regulation S-K.  Please see "Certain Relationships and Related Transactions" on page 39 for information on Lewis D. Johns.

No executive officer of Capitol served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another publicly-traded entity, one of whose executive officers served on the compensation committee or Board of Directors of Capitol.  No executive officer of Capitol served as a director of another publicly-traded entity, one of whose executive officers served on the Compensation Committee of Capitol. No executive officer of Capitol served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of

Directors) of another publicly-traded entity, one of whose executive officers served as a member of the Compensation Committee or as a director of Capitol.

Director Compensation

The following table sets forth compensation paid to Capitol's non-employee directors in 2007.  Directors who are employees receive no additional compensation for serving on the board or its committees and are omitted from this table.

Non-Employee Director Compensation in 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Paul R. Ballard(3)	$ 24,650	$ 15,000 (8)	$ 3,000	$ 42,650
David L. Becker(3)	23,400	15,000 (9)	3,000	41,400
Douglas E. Crist	7,000	15,000 (10)	1,500	23,500
Michael J. Devine(4)	163,000	15,000 (11)	14,000	192,000
James C. Epolito	7,000	15,000 (12)	2,000	24,000
Gary A. Falkenberg	19,000	15,000 (13)	2,000	36,000
Joel I. Ferguson	10,500	15,000 (14)	2,000	27,500
Kathleen A. Gaskin	6,000	15,000 (15)	2,000	23,000
H. Nicholas Genova(3)	16,150	15,000 (16)	2,000	33,150
Richard A. Henderson(3)	21,550	15,000 (17)	2,000	38,550
Lewis D. Johns	12,000	15,000 (18)	2,000	29,000
Michael L. Kasten(5)	160,500	15,000 (19)	14,000	189,500
Leonard Maas(3)	7,300	15,000 (20)	1,500	23,800
Lyle W. Miller(6)	66,700	15,000 (21)	1,500	83,200
Myrl D. Nofziger(3)	9,050	15,000 (22)	6,000	30,050
David O'Leary(7)	54,000	15,000 (23)	14,000	83,000
Ronald K. Sable(3)	28,500	15,000 (24)	18,000	61,500

(1)	Capitol's non-employee directors received a $15,000 retainer paid in stock options for service in 2007. All stock options issued to Directors in 2007 were issued under the 2007 Incentive Plan.
(2)
All non-employee directors receive a travel allowance per board meeting attended.  Non-employee directors are responsible for payment of their own travel accommodations and do not receive reimbursement for such costs.

(3)	Compensation in 2007 included board fees for service on the board of directors of affiliate(s) of Capitol in 2007.
(4)
Mr. Devine's compensation in 2007 included a $50,000 fee for Southwest credit administration/loan portfolio assistance.  Mr. Devine's compensation also included board fees for service on various boards of affiliates of Capitol in 2007.  In addition, Mr. Devine received a travel allowance in the amount of $14,000 to reimburse him for travel to various bank boards of directors’ meetings.  Mr. Devine served on the boards of directors of 10 affiliates in 2007.

(5)
Mr. Kasten's compensation in 2007 included fees for service on various boards of directors of affiliates of Capitol in 2007 as well as a fee of $80,000 for his service as Vice Chairman of Capitol's Board of Directors.  In addition, Mr. Kasten received a travel allowance in the amount of $14,000 to reimburse him for travel to various southwest bank board of directors' meetings.  As of December 31, 2007, Mr. Kasten served on the boards of directors of 7 affiliates.

(6)	Mr. Miller's compensation included a fee of $50,000 for his service as Vice Chairman of Capitol's board, as well as board fees for service on the board of an affiliate of Capitol in 2007.
(7)
Mr. O'Leary's compensation included board fees for service on the board of an affiliate of Capitol in 2007 as well as a fee of $25,000 for his service as Secretary of Capitol's board.  In addition, he received travel allowances for his service on that affiliate board.

(8)	As of December 31, 2007, Mr. Ballard had 8,157 stock options outstanding, all of which are vested.
(9)	As of December 31, 2007, Mr. Becker had 3,266 stock options outstanding, all of which are vested.
(10)	As of December 31, 2007, Mr. Crist had 4,851 stock options outstanding, all of which are vested.
(11)	As of December 31, 2007, Mr. Devine had 5,551 stock options outstanding, all of which are vested.
(12)	As of December 31, 2007, Mr. Epolito had 6,283 stock options outstanding, all of which are vested.
(13)	As of December 31, 2007, Dr. Falkenberg had 4,851 stock options outstanding, all of which are vested.
(14)	As of December 31, 2007, Mr. Ferguson had 2,351 stock options outstanding, all of which are vested.
(15)	As of December 31, 2007, Ms. Gaskin had 3,999 stock options outstanding, all of which are vested.
(16)	As of December 31, 2007, Mr. Genova had 3,266 stock options outstanding, all of which are vested.
(17)	As of December 31, 2007, Mr. Henderson had 1,591 stock options outstanding, all of which are vested.
(18)	As of December 31, 2007, Mr. Johns had 7,427 stock options outstanding, all of which are vested.
(19)	As of December 31, 2007, Mr. Kasten had 12,822 stock options outstanding, all of which are vested.
(20)	As of December 31, 2007, Mr. Maas had 3,266 stock options outstanding, all of which are vested.
(21)	As of December 31, 2007, Mr. Miller had 4,945 stock options outstanding, all of which are vested.
(22)	As of December 31, 2007, Mr. Nofziger had 3,266 stock options outstanding, all of which are vested.
(23)	As of December 31, 2007, Mr. O'Leary had 6,418 stock options outstanding, all of which are vested.
(24)	As of December 31, 2007, Mr. Sable had 3,266 stock options outstanding, all of which are vested.

Cash Compensation

Capitol provides non-employee directors the following cash compensation:

•	$1,000 for each board meeting attended in person;
•	$1,000 per committee meeting;
•	$500 per board or committee meeting if participating by phone or electronic means;
•	Chairperson for each committee receives $2,000 per meeting; and
•	Travel allowance of $500 for in-state board meetings and $1,500 for out-of-state board meetings.

Stock Compensation

•	Stock options with a value of $15,000 are granted annually as a board fee retainer using the Black-Scholes valuation model.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Capitol has entered into certain agreements and maintains various plans that will require Capitol to provide compensation to the named executive officers in the event of a termination of employment or a termination following a change of control of Capitol.  Capitol grants stock options and restricted stock under the 2007 Incentive Plan and the MIP.

Joseph D. Reid

As discussed previously, in March 2003, Capitol entered into an employment agreement with Mr. Reid that provided for automatic renewal absent notification to the contrary.  Capitol is permitted to terminate Mr. Reid's employment for two reasons: (1) Death or Disability or (2) Cause.  "Disability" is defined as "the absences of the executive from the executive's duties with Capitol on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Capitol or its insurers and acceptable to the executive or the executive's legal representative."  "Cause" is defined as "(i) the willful and continued failure of the executive to perform substantially the executive's duties with Capitol or one of its affiliated companies (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive by the Board which specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive's duties, or (ii) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Capitol."

Mr. Reid is permitted to terminate employment under the agreement for "Good Reason".  "Good Reason" is defined under the agreement as:

•
the assignment to Mr. Reid of any duties inconsistent in any material respect with Mr. Reid's position, authority, duties or responsibilities as contemplated by Section 2(a) of the agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Capitol promptly after receipt of notice thereof given by Mr. Reid;

•
failure by Capitol to pay Mr. Reid his compensation under the terms of the agreement, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Capitol promptly after receipt of notice thereof given by Mr. Reid;

•
Capitol's requiring Mr. Reid to reside at any specific location, it being understood that Mr. Reid maintains multiple residences and offices, or Capitol's requiring the executive to travel on Company business to a greater extent than required immediately prior to the effective date of the agreement or in the event of a change in control, the Company's requiring Mr. Reid to travel in a manner inconsistent with current practice in effect immediately preceding the date of Capitol’s change of control;

•	failure by Capitol to cause a successor to perform Capitol’s obligations arising under the agreement; or

•	upon a change of control of Capitol.

Generally, pursuant to Mr. Reid's employment agreement, a change of control is deemed to occur:

(i)     if any person acquires 20% or more of Capitol's voting securities (other than securities acquired directly from Capitol or its affiliates);

(ii)    if a majority of the Directors as of the date of the agreement are replaced other than in specific circumstances;

(iii)  upon the consummation of a merger of Capitol or any subsidiary of Capitol other than (a) a merger which would result in the voting securities of Capitol outstanding immediately prior to the merger continuing to represent at least 50% of the voting power of the securities of Capitol outstanding immediately after such merger, or (b) a merger effected to implement a recapitalization of Capitol in which no person is or becomes the beneficial owner of securities of Capitol representing 20% or more of the combined voting power of Capitol's then-outstanding securities; or

(iv)  upon the liquidation or sale of Capitol's assets, other than a sale or disposition by Capitol of Capitol's assets to an entity of which at least 50% of the voting power is owned by shareholders of Capitol.

If Capitol terminates Mr. Reid's employment for a reason other than Cause or Disability, Capitol must pay Mr. Reid a lump sum within 75 days after termination equal to: (A) the sum of (i) Mr. Reid's annual base salary through the date of termination; and (ii) the product of (x) the higher of the most recent annual bonus and the annual bonus paid or payable for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365 (the "Accrued Obligations"); and (B) three times both Mr. Reid's annual base salary and Mr. Reid's highest annual bonus.  In addition, Capitol will maintain for three years Mr. Reid's existing welfare benefits at the time of termination.

If Capitol terminates Mr. Reid’s employment for Cause or if Mr. Reid voluntarily terminates employment during the Employment Period, except for Good Reason, the agreement shall terminate and Capitol must pay Mr. Reid in a lump sum within 30 days of the date of termination: (A) his annual base salary through the date of termination, and (B) other benefits, in each case to the extent theretofore unpaid.  If termination occurs as a result of Disability or Death, Capitol is not responsible for any termination payments other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits and Capitol’s obligations under the Securities Repurchase Agreement.

If Capitol terminates Mr. Reid's employment within two (2) years of a Change of Control for a reason other than Cause or Disability or Mr. Reid terminates the agreement for Good Cause, Capitol must pay Mr. Reid in a lump sum within 30 days after termination: (1) the Accrued Obligations; and (2) three times the sum of Mr. Reid's annual base salary, the highest annual bonus and the aggregate amount of employer contributions to any qualified defined contribution plans for the most recently completed plan year.

Lee W. Hendrickson, John S. Lewis, Cristin K. Reid and Bruce A. Thomas

Capitol entered into employment agreements with Ms. Reid and Mr. Thomas in March 2006, and Mr. Hendrickson and Mr. Lewis in March 2008 that provided for automatic renewal absent notification to the contrary.  Capitol is permitted to terminate any of the executives' employment at any time with or without cause.  If employment is terminated as a result of the executive’s death, Capitol is obligated to pay their respective estates his/her salary for the remainder of the calendar month in which his/her death shall have occurred.  If Capitol terminates employment without cause, it must pay the executive his/her base salary for a period of one (1) year.

These employment agreements additionally have a change in control provision.  Upon the occurrence of a change of control, if the executive or Capitol terminates the employment agreement, the employee would receive 299% of his/her base salary.  The change of control payment is payable at the option of Capitol either in a lump sum or in equal payments over the remaining term of the employment agreement.

The following table summarizes the approximate value of the termination payments and benefits that the named executive officers would have received if their employment had been terminated on December 31, 2007 under the circumstances shown.  The table excludes (i) amounts accrued through December 31, 2007 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts and (ii) vested account balances under our 401(k) profit sharing plan.

Executive Benefits and Payments Upon Termination

		No change of control	Following a change of control*
	Voluntary termination or termination for cause	Involuntary termination not for cause	Involuntary or voluntary termination
Joseph D. Reid	$ 0	$ 6,334,343	$ 6,354,143

Lee W. Hendrickson	N/A	416,000	1,243,840

John S. Lewis	N/A	425,000	1,270,750

Cristin K. Reid	N/A	400,000	1,196,000

Bruce A. Thomas	N/A	340,000	1,016,600
                   * Certain other executive officers of Capitol have entered into change of control agreements.

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STOCK OWNERSHIP

The following table sets forth information as of January 31, 2008 regarding each person (including any group as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of Capitol's common stock as of that date, each of the directors (including each nominee for election as a director), the Chief Executive Officer and the four other named executive officers, and all directors and executive officers as a group including the named executive officers:

Name of Beneficial Owner	Common Stock(1)(2)(3)	Rights to Acquire(4)	Restricted Stock(5)	Percent of Common Stock(6)

FMR, LLC* 82 Devonshire Street Boston, MA 02109	1,089,263	—	—	6.29%

Joseph D. Reid Capitol Bancorp Center 200 N. Washington Square Lansing, MI, 48933	1,034,356	1,530,628	42,837(7)	13.84%
Michael L. Kasten(8)	275,629	15,902	—	1.68%
Lyle W. Miller(9)	107,183	8,025	—	* *
David O'Leary	84,426	9,498	—	* *
Paul R. Ballard	103,224	11,237	—	* *
David L. Becker	83,826	6,346	—	* *
Douglas E. Crist	54,176	7,931	—	* *
Michael J. Devine	13,146	8,631	—	* *
James C. Epolito	4,174	9,363	—	* *
Gary A. Falkenberg	61,484	7,931	—	* *
Joel I. Ferguson(10)	58,014	5,431	—	* *
Kathleen A. Gaskin	28,162	7,079	—	* *
H. Nicholas Genova	11,575	6,346	—	* *
Michael F. Hannley	72,521	34,903	5,000	* *
Richard A. Henderson	4,244	4,671	—	* *
Lewis D. Johns	250,963	10,507		1.51%
John S. Lewis	47,048	20,000	2,000	* *
Leonard Maas(11)	69,146	6,346	—	* *
Myrl D. Nofziger	43,522	6,346	—	* *
Cristin K. Reid(12)	31,280	59,682	2,000	* *
Ronald K. Sable	34,433	6,346	—	* *
Lee W. Hendrickson(13)	17,142	88,627	2,000	* *
Bruce A. Thomas	14,925	54,000	2,000	* *
All directors and executive officers as a group (48 Persons)(14)	2,927,688	2,157,896	73,367	26.51%

*      FMR, LLC is a nonaffiliated entity of Capitol.  The number of shares and percent of common stock reported above is based on Form 13G filed by FMR, LLC as of December 31, 2007.
**    Less than 1%

(1)
Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are restricted stock holdings or (ii) may be acquired through stock option or warrant exercises.

(2)	Includes shares held in Capitol's 401(k) plan: 23,642 for Mr. Reid; 389 for Mr. Lewis; 7,217 for Ms. Reid; 9,054 for Mr. Hannley; and 522 for Mr. Thomas.
(3)	Includes shares allocated and held in Capitol's Employee Stock Ownership Plan: 3,213 for Ms. Reid; 1,540 for Mr. Hannley; 3,124 for Mr. Hendrickson; 1,577 for Mr. Lewis and 2,590 for Mr. Thomas.
(4)	Represents shares of common stock that can be acquired through stock options exercisable within sixty days after January 31, 2008.
(5)
Represents shares of common stock subject to a vesting schedule, achievement of certain performance criteria, forfeiture risk and other restrictions. Although these shares are subject to forfeiture provisions, the holder has the right to vote the shares and receive dividends until they are forfeited.

(6)	Assumes shares that such person has rights to acquire are outstanding.
(7)
214,169 shares of restricted stock were issued to Mr. Reid on May 9, 2003.  Such shares vest in equal amounts of 20% on January 1 of each year beginning on January 1, 2005 provided that Capitol achieves certain growth targets.  The stock was granted under the terms of the Capitol Bancorp Limited Management Incentive Plan.   The shares listed represent the unvested portion of such grant.

(8)	Mr. Kasten has 80,000 shares pledged as security.
(9)	Mr. Miller has 35,300 shares pledged as security.
(10)	Mr. Ferguson has 3,000 shares pledged as security.
(11)	Mr. Maas has 31,887 shares pledged as security.
(12)	Ms. Reid has 1,461 shares pledged as security. Excludes 41,785 stock options and 2,000 shares of restricted stock held by Brian K. English, Capitol's General Counsel and Ms. Reid's husband.
(13)	Mr. Hendrickson has 1,394 shares pledged as security.
(14)
Includes 93,008 shares held in Capitol's 401(k) Plan, 65,466 shares allocated and held in Capitol's Employee Stock Ownership Plan, and 129,343 shares allocated and held in Capitol’s Directors’ Deferred Compensation Plan.  As a group, all directors and executive officers have 172,531 shares pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules and regulations promulgated by the SEC require periodic reporting of the beneficial ownership of and transactions involving Capitol's securities relating to directors, officers and beneficial owners of 10% or more of Capitol's securities.  Under those rules and regulations, it is required that certain acquisitions and divestitures of Capitol's securities be disclosed via reports filed within prescribed time limits.  Based on Capitol's review of filings made during the year ended December 31, 2007, there were five individuals who completed transactions which were not reported timely pursuant to the filing requirements.

Michael L. Kasten failed to timely report a purchase of shares on a Form 4.  Charles J. McDonald failed to timely report a sale of stock on a Form 4 in 2006.  Lyle W. Miller failed to timely report two purchases of shares in his wife’s trust on a Form 4.  David O’Leary failed to timely report a purchase of shares on a Form 4.  Joseph D. Reid failed to timely report a gift of shares from his family limited partnership in 2006 on a Form 5.

EXECUTIVE OFFICERS

Capitol's current executive officers are as follows:

Name	Age	Position with Capitol	Officer Since

Joseph D. Reid	65	Chairman of the Board and CEO	1988
Gregory R. Bixby	42	Chief Information Officer	2007
Brian K. English	42	General Counsel	2001
David D. Fortune	48	Chief Credit Officer	2004
Lee W. Hendrickson	52	Chief Financial Officer	1991
John S. Lewis	54	President of Bank Performance	2002
Michael M. Moran	48	Chief of Capital Markets	2000
Cristin K. Reid	39	Corporate President	1997
Joseph D. Reid III	33	Chief of Bank Development	2005
Bruce A. Thomas	50	President of Bank Operations	1998
Stephen D. Todd	57	Chief of Bank Financial Analysis	2000

For more information with respect to Messrs. Reid and Lewis, and Ms. Reid, see Nominees for Election as a Director for Term Expiring in 2010 and Information Regarding Capitol’s Directors Not Currently Up For Election.

Gregory R. Bixby – Mr. Bixby became Capitol's Chief Information Officer in January 2007.  Prior to that time, he was Chief Information Officer for Republic Bancorp, Inc.

Brian K. English – Mr. English has served in his current capacity as General Counsel since 2001.

David D. Fortune – Mr. Fortune has served as Chief Credit Officer for Capitol since 2004.  Prior to that time, he was a Senior Vice President/Credit Administration for Capitol.

Lee W. Hendrickson – Mr. Hendrickson has served as the Chief Financial Officer for Capitol since 1991.

Michael M. Moran – Mr. Moran joined Capitol in 2000 as the Executive Vice President of Corporate Development and currently serves as Chief of Capital Markets.

Joseph D. Reid III – Mr. Reid joined Capitol in 1998 as Corporate Counsel.  He was appointed Director of Bank Development in 2005, and currently serves as Chief of Bank Development.

Bruce A. Thomas – Mr. Thomas joined Capitol in 1998 as Senior Vice President of Risk Management.  He has also served as Chief Operating Officer and President of the Eastern Regions, and currently serves as President of Bank Operations.

Stephen D. Todd – Mr. Todd joined Capitol in 2000 as Director of Bank Performance, and has also served as President of the Southwest Region of Capitol.  He currently serves as Chief of Bank Financial Analysis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions

Capitol's banking subsidiaries have, in the normal course of business, made loans to certain directors and officers of Capitol and its subsidiaries and to organizations in which certain directors and officers have an interest.  In the opinion of management, such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features.

Capitol's subsidiary bank, Brighton Commerce Bank, leases its primary banking facility from Tri-O Development.  Three of David O'Leary's adult children are members of the leasing entity.  Rent paid by Brighton Commerce Bank to the leasing entity amounted to $236,148 in 2007. Capitol's subsidiary bank, Ann Arbor Commerce Bank, leases its primary banking facility from South State Commerce Center L.L.C.  Lyle W. Miller's Trust owns 10% of the membership interest, H. Nicholas Genova's IRA owns 10% of the membership interest of the LLC and Kathleen A. Gaskin owns 5% of the membership interest.  Rent paid by Ann Arbor Commerce Bank amounted to $474,448 in 2007, and maintenance fees amounted to $208,965.  Capitol and its subsidiary bank, Capitol National Bank, paid rent of $791,943 in 2007 for their principal offices at Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan and the adjacent Phoenix Building to Business & Trade Center Limited, a Michigan limited partnership, of which Joseph D. Reid and Lewis D. Johns are partners.  Additionally, the cost of significant leasehold improvements and routine maintenance made in 2007 was $1,097,359.  The lease rates represent what Capitol believes to be fair market value in the respective markets.  All leasing arrangements which involve insiders have been approved by Capitol's Ethics Committee and reported to bank regulatory agencies prior to their commencement.

Brian K. English, Capitol's General Counsel, is licensed to practice law in Arizona, Colorado, Michigan and Ohio.  Mr. English is the son-in-law of Joseph D. Reid and the husband of Cristin K. Reid.  Mr. English was paid $303,464 in 2007.  Capitol employs Joseph D. Reid III, an attorney and Capitol's Chief of Bank Development. He is the son of Joseph D. Reid and the brother of Cristin K. Reid and was paid $238,543 in 2007.  Capitol also employs Kelly D. Miller, Vice President of Bank Performance, however, he is not a policy-making officer of Capitol.  He is the son of Lyle W. Miller and was paid $168,076 in 2007.

Capitol and its subsidiaries, on a consolidated basis, own approximately 30% of the outstanding membership interests of Access BIDCO, LLC, with an aggregate carrying value of $1,881,069 at December 31, 2007. Joseph D. Reid, Capitol's Chairman and CEO, also serves as Chairman and Chief Executive Officer of Access BIDCO, LLC.  Lee W. Hendrickson, Capitol's Chief Financial Officer, serves as Access BIDCO, LLC's Chief Financial Officer, Secretary and Treasurer and several other individuals who serve as directors of Access BIDCO, LLC also serve as officers and/or directors of Capitol and/or its affiliates.

Review of Related Person Transactions

Capitol has written procedures for reviewing transactions between Capitol and its directors and executive officers, their immediate family members and entities with which they have a position or relationship.  These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Capitol annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions. Executive management reviews all transactions and relationships disclosed in the director and officer questionnaires and brings to the attention of the Ethics Committee and the Board of Directors any matters warranting their attention as well as the availability of the questionnaires for their review.  The Board makes a formal determination regarding each director's independence under Capitol's Corporate Governance Guidelines.

In addition to the Ethics Committee’s review, the Board is regularly reminded to discuss any proposed transaction involving the director and Capitol with its General Counsel's office prior to engaging in any such transaction. Members of Capitol's legal department are also instructed to inform Capitol's General Counsel's office of any transaction between a director and Capitol that comes to their attention.

Upon receiving any notice of a related person transaction involving a director, Capitol's General Counsel will discuss the transaction with Capitol's Chair of its Ethics Committee. If the transaction has not yet occurred and any likelihood exists that the transaction could impair the director's independence or would present a conflict of interest for the director, Capitol's General Counsel will discuss the transaction and its ramifications with the director before the transaction occurs.

If the transaction has already occurred, Capitol's General Counsel and the Chair of Capitol's Ethics Committee will review whether the transaction could affect the director's independence and determine whether a special Board meeting should be called to consider this issue.  If a special Board meeting is called and the director is determined to no longer be independent, such director, if he/she serves on any of the Audit, Nominating and Governance or Compensation committees, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the applicable committee.  If the transaction presents a conflict of interest, the Board will determine the appropriate response.

Upon receiving notice of any transaction between Capitol and an executive officer that may present a conflict of interest, Capitol's General Counsel will discuss the transaction with Capitol’s CEO (or, if the transaction involves the CEO, the Chair of the Audit Committee) to determine whether the transaction could present a conflict of interest.  If the transaction has already occurred and a determination is made that a conflict of interest exists, the General Counsel, CEO and Chair of the Ethics Committee will determine the appropriate response.

Capitol's procedures for reviewing related person transactions do not require the approval or ratification of such transactions.  Accordingly, the related person transactions described above were not approved or ratified by Capitol.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of Capitol Bancorp has selected BDO Seidman, LLP (“BDO”), independent auditors, to audit Capitol’s financial statements and internal control over financial reporting for the year ending December 31, 2008, and recommends that shareholders vote for ratification of such appointment.

BDO has served as Capitol’s independent auditors since 1994.  Capitol’s Audit Committee and Board of Directors believe they are well qualified to act in that capacity again this year.  As a matter of good corporate governance, the selection of BDO is being submitted to shareholders for ratification.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  Even if BDO is ratified as independent auditors by the shareholders, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Capitol and its shareholders.

CAPITOL BANCORP’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of BDO Seidman, LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.  The following is a summary of BDO Seidman, LLP's fees for professional services rendered to Capitol during 2007 and 2006, which fees totaled $697,844 and $693,545, respectively, and are categorized in accordance with the SEC's rules on auditor independence:

Audit Fees

BDO Seidman, LLP's fees totaled $654,194 and $650,145 in connection with the audit of Capitol's consolidated financial statements and reviews of the financial statements included in Capitol's quarterly reports on Form 10-Q for the years ended December 31, 2007 and 2006, respectively.  Audit fees also include fees for audit services related to compliance with Section 404 of the Sarbanes-Oxley Act regarding Capitol's internal control over financial reporting.

Audit Related Fees

Capitol paid BDO Seidman, LLP $42,000 and $41,500 during 2007 and 2006, respectively, for audit-related services, including audits of employee benefit plans and other attest services rendered to Capitol that are required by statute or regulation.  Charges for services relating to registration statements are included in the fees for audit related services.

Tax Fees

BDO Seidman, LLP was paid $1,650 and $1,900 during 2007 and 2006, respectively, for federal tax return assistance related to employee benefit plans and tax consultations for Capitol and its subsidiaries.

All Other Fees

BDO Seidman, LLP did not perform any other services during 2007 or 2006 for Capitol.

The Audit Committee has considered whether the provision of services described under the headings "Tax Fees" and "All Other Fees" is compatible with maintaining BDO Seidman, LLP's independence.  Based on its consideration of the nature of work performed and amount of the fees paid to BDO Seidman, LLP for those services, Capitol's Audit Committee has concluded the provision of such services is compatible with maintaining BDO Seidman, LLP's independence.

Capitol's Audit Committee's current policy requires pre-approval of all audit and non-audit services provided by the independent registered public accounting firm before such firm begins substantial performance of any engagement.  The Audit Committee may delegate authority to a member of the Audit Committee to pre-approve the engagement of independent registered public accounting firms when the entire committee is unable to do so.  All such pre-approvals must be reported to the entire committee at the next committee meeting.  The Audit Committee's pre-approval policy prohibits BDO Seidman, LLP from providing any nonaudit services that are prohibited by the SEC or the Public Company Accounting Oversight Board.  All fees paid to BDO Seidman, LLP for services performed in 2006 and 2007 were pre-approved pursuant to this policy.

OTHER MATTERS

Capitol’s Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Capitol.  In addition to solicitations by mail, directors, officers and regular employees of Capitol may solicit proxies personally or by telephone without additional compensation.

ANNUAL REPORT ON FORM 10-K

Copies of Capitol's Annual Report on Form 10-K, without exhibits, can be obtained without charge from Capitol’s Corporate Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933 or by telephone at (517) 487-6555.  You may also view a copy of the Form 10-K electronically by accessing our website www.capitolbancorp.com.  Additionally, in accordance with new rules issued by the SEC, you may access our 2007 Annual Report at http://www.capitolbancorp.com/AR2007, which does not have “cookies” that identify visitors to the site.

Form 10-K and certain other periodic filings are filed electronically with the SEC.  The SEC's website address is www.sec.gov. Capitol's filings with the SEC can also be accessed through Capitol's website, www.capitolbancorp.com.

NO INCORPORATION BY REFERENCE

In Capitol's filings with the SEC, information is sometimes "incorporated by reference."  This means that Capitol is referring you to information that has previously been filed with the SEC and the information should be considered as part of this filing.  Based on SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC.  In addition, this Proxy Statement includes several website addresses.  Those website addresses are intended to provide inactive, textual references only.  The information on those websites is not part of this Proxy Statement.

"HOUSEHOLDING" OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports by delivering a single Notice or set of proxy materials to one address shared by two or more of our shareholders.  This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies.  Capitol only sends one proxy statement to security holders who share the same address and name unless Capitol has received contrary instructions.  If each security holder desires to have their own copy, they may notify Capitol of that fact either orally or in writing.  Notifications can be directed to Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933 or via telephone at 517-

487-6555.  Similarly, security holders may also contact Capitol if they receive multiple copies of the proxy materials and would prefer to receive a single copy in the future.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Shareholders can elect to view future Proxy Statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents.  You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Instructions for registered shareholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.capitolbancorp.com) can be found at www.proxyvote.com.  If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.  Shareholders who choose to view future Proxy Statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.  Additionally, in accordance with new rules issued by the Securities and Exchange Commission, you may access our 2007 Annual Report and this Proxy Statement at www.capitolbancorp.com/AR2007, which does not have “cookies” that identify visitors to the site.

If you enroll to view our future annual report and Proxy Statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future shareholders’ meetings unless you cancel it.  To cancel, registered shareholders should access www.proxyvote.com and follow the instructions to cancel your enrollment.  If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or this Proxy Statement, please write to Capitol's Corporate Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933 or by telephone at (517) 487-6555.

FORWARD-LOOKING STATEMENTS

  This Proxy Statement contains statements and estimates relating to future compensation of the named executive officers that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Actual compensation may differ materially from that projected as a result of certain facts and uncertainties, including but not limited to timing of and reason for termination of employment; compensation levels and outstanding equity and incentive awards at the time of termination; and age and length of service at the time of termination; as well as other facts and uncertainties, including but not limited to those detailed herein and from time to time in other filings of Capitol with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in 2009 Proxy Statement

In order for a shareholder proposal to be considered for inclusion in Capitol's Proxy Statement for the 2009 Annual Meeting, the written proposal must be received at Capitol's main office at Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933, Attention: Corporate Secretary, on or before November 13, 2008.  The use of certified mail, return receipt requested is advised if submitting such a proposal.  The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Other Shareholder Proposals for Presentation at 2009 Annual Meeting

Capitol's bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of Capitol at its principal executive offices in Lansing, Michigan, at least 120 days but no more than 180 days in advance of the anniversary of the prior year's annual meeting.  For the 2009 Annual Meeting, director nominations and shareholder proposals must be received no later than December 24, 2008 and no earlier than October 25, 2008.  The nomination or proposal must contain the specific information required by Capitol's bylaws.  You may request a copy of Capitol's bylaws by contacting Capitol's Corporate Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933, or by telephone at (517) 487-6555.  Shareholder proposals that are received by Capitol after December 24, 2008, may not be presented in any manner at the 2009 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

JOSEPH D. REID
Chairman of the Board

200 WASHINGTON SQUARE NORTH LANSING, MI 48933

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site  and  follow  the  instructions  to  obtain  your  records  and  to  create  an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Capitol Bancorp Limited in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the  Internet  and,  when  prompted,  indicate  that  you  agree  to  receive  or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid envelope  we  have  provided  or  return  it  to  Capitol  Bancorp  Limited,  c/o
Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If  you  have  not  voted  via  the  Internet  or  telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CPTLB1                                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 CAPITOL BANCORP LIMITED

The  Board  of  Directors  recommends  a  vote  FOR  the following proposals:

1.     Election of Directors

Class I Directors (to serve until the annual meeting
in 2011):
01)  Paul R. Ballard                  04)  Lewis D. Johns
02)  Michael F. Hannley         05)  Lyle W. Miller
03)  Richard A. Henderson    06)  Cristin K. Reid
	For Withhold For All All All Except ☐ ☐ ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _____________________________________

For Against Abstain

2. Ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2008			☐ ☐ ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Yes No
Please indicate if you plan to attend this meeting.	☐ ☐

Please  sign  exactly  as  name(s)  appear  hereon.  Joint  owners should  each  sign.  When  signing  as  attorney,  executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON WEDNESDAY, APRIL 23, 2008

The undersigned, having received the Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be held on April 23, 2008, the Notice of Annual Meeting of Shareholders and
proxy statement, revoking any proxy previously given, hereby appoint(s) Joseph D. Reid and David O'Leary, and each of them, with power to appoint his substitute and hereby authorizes them to vote as directed all shares the undersigned is (are) entitled to vote at the Capitol Bancorp Limited 2008 Annual Meeting of
Shareholders to be held on April 23, 2008 and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or an adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, my (our) shares will be voted "FOR" all nominees for director, "FOR" the ratification of the appointment of BDO Seidman, LLP as independent auditors, and in the discretion of the named proxies on all other matters.